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                                                                   Exhibit 10.48
















                        QUESTRON OPERATING COMPANY, INC.




                                 NOTE AGREEMENT





                          DATED AS OF NOVEMBER 9, 2000

     $17,500,000 14.50% SERIES B SENIOR SUBORDINATED NOTES DUE JUNE 30, 2005








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                                TABLE OF CONTENTS

                             (NOT PART OF AGREEMENT)

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                                                                                                                Page
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
1.    PAYMENTS....................................................................................................1

   1.1.  INTEREST PAYMENTS........................................................................................1
   1.2.  PRINCIPAL PAYMENT AT MATURITY............................................................................3
   1.3.  OPTIONAL PRINCIPAL PAYMENTS..............................................................................4
   1.4.  PAYMENTS AMONG NOTEHOLDERS...............................................................................5
   1.5.  NOTATION OF NOTES ON PAYMENT.............................................................................6
   1.6.  OFFER TO PAY UPON CHANGE IN CONTROL......................................................................6
   1.7.  NO OTHER PAYMENTS OF PRINCIPAL; ACQUISITION OF NOTES.....................................................8
   1.8.  MANNER OF PAYMENTS.......................................................................................8
   1.9.  PRO-RATA REDEMPTION......................................................................................9

2.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...............................................................9

   2.1.  REGISTRATION OF NOTES....................................................................................9
   2.2.  EXCHANGE OF NOTES........................................................................................9
   2.3.  REPLACEMENT OF NOTES....................................................................................10
   2.4.  ISSUANCE TAXES..........................................................................................10

3.    AFFIRMATIVE COVENANTS......................................................................................11

   3.1.  PAYMENT OF TAXES AND CLAIMS.............................................................................11
   3.2.  MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.....................................................11
   3.3.  PAYMENT OF NOTES AND MAINTENANCE OF OFFICE..............................................................12
   3.4.  PENSION PLANS...........................................................................................12
   3.5.  PRIVATE OFFERING........................................................................................13

4.    NEGATIVE COVENANTS.........................................................................................14

   4.1.  RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS..........................................................14
   4.2.  CONSOLIDATED SENIOR SECURED FUNDED DEBT TO PRO FORMA COMBINED
         EBITDA..................................................................................................16
   4.3.  TOTAL FUNDED DEBT TO PRO FORMA COMBINED EBITDA..........................................................16
   4.4.  PRO FORMA COMBINED EBITDA TO PRO FORMA COMBINED INTEREST EXPENSE........................................17
   4.5.  LIMITATION ON CAPITAL EXPENDITURES......................................................................17
   4.6.  INCURRENCE OF DEBT......................................................................................17
   4.7.  LIENS...................................................................................................19
   4.8.  MERGERS AND CONSOLIDATIONS..............................................................................22
   4.9.  DISPOSITION OF ASSETS, SUBSIDIARY STOCK.................................................................23
   4.10. LIMITATIONS ON ACQUISITIONS.............................................................................25
   4.11. OWNERSHIP OF SUBSIDIARIES; AFFILIATE GUARANTY...........................................................25
   4.12. LINE OF BUSINESS........................................................................................26
   4.13. TRANSACTIONS WITH AFFILIATES............................................................................26
   4.14. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES...............................................27
   4.15. LIMITATION ON ISSUANCE OF PREFERRED STOCK...............................................................27
   4.16. AFFILIATE DEBT..........................................................................................27
   4.17. MODIFICATION AND REFINANCING OF SENIOR CREDIT FACILITY..................................................28
   4.18. REFINANCING OF SENIOR CREDIT AGREEMENT..................................................................29

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
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
5.    REPORTING COVENANTS........................................................................................31

   5.1.  FINANCIAL AND BUSINESS INFORMATION......................................................................31
   5.2.  OFFICER'S CERTIFICATES..................................................................................35
   5.3.  ACCOUNTANTS' CERTIFICATES...............................................................................36
   5.4.  INSPECTION..............................................................................................36
   5.5.  SUSPENSION OF OBLIGATION TO PROVIDE NON-PUBLIC INFORMATION..............................................36

6.    EVENTS OF DEFAULT..........................................................................................37

   6.1.  EVENTS OF DEFAULT.......................................................................................37
   6.2.  DEFAULT REMEDIES........................................................................................41
   6.3.  ANNULMENT OF ACCELERATION OF NOTES......................................................................43

7.    SUBORDINATION..............................................................................................43

   7.1.  GENERAL; AMENDMENT OF SUBORDINATED DEBT; NO LIENS SECURING SUBORDINATED DEBT............................43
   7.2.  INSOLVENCY, ETC.........................................................................................44
   7.3.  BLOCKAGE OF PAYMENTS ON SUBORDINATED DEBT...............................................................45
   7.4.  SUBORDINATED DEBT PAYMENTS AND REMEDIES.................................................................48
   7.5.  PAYMENTS AND DISTRIBUTIONS RECEIVED.....................................................................50
   7.6.  NO PREJUDICE OR IMPAIRMENT..............................................................................50
   7.7.  PAYMENT OF SENIOR DEBT, SUBROGATION, ETC................................................................51
   7.8.  RELIANCE OF HOLDERS OF SENIOR DEBT......................................................................51
   7.9.  CHANGES IN HOLDERS OF SENIOR DEBT.......................................................................51
   7.10. OBLIGATIONS OF HOLDERS OF SUBORDINATED DEBT.............................................................51

8.    INTERPRETATION OF THIS AGREEMENT...........................................................................52

   8.1.  TERMS DEFINED...........................................................................................52
   8.2.  ACCOUNTING PRINCIPLES...................................................................................82
   8.3.  DIRECTLY OR INDIRECTLY..................................................................................83
   8.4.  SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.................................................83
   8.5.  GOVERNING LAW...........................................................................................83
   8.6.  GENERAL INTEREST PROVISIONS.............................................................................83

9.    MISCELLANEOUS..............................................................................................85

   9.1.  COMMUNICATIONS..........................................................................................85
   9.2.  REPRODUCTION OF DOCUMENTS...............................................................................85
   9.3.  SURVIVAL; ENTIRE AGREEMENT..............................................................................86
   9.4.  SUCCESSORS AND ASSIGNS..................................................................................86
   9.5.  AMENDMENT AND WAIVER....................................................................................86
   9.6.  EXPENSES................................................................................................88
   9.7.  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC......................................................88
   9.8.  INDEMNIFICATION OF EACH HOLDER..........................................................................90
   9.9.  EXECUTION IN COUNTERPART................................................................................91


Annex 1 -- Addresses of Purchasers; Payment Instructions
Annex 2 -- Address of Company

Attachment A -- Form of Note




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                                 NOTE AGREEMENT

NOTE AGREEMENT, dated as of November 9, 2000, among QUESTRON OPERATING COMPANY, INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), and ALBION ALLIANCE MEZZANINE FUND II, L.P., IBJ WHITEHALL BANK & TRUST COMPANY and EXETER CAPITAL PARTNERS IV, L.P. together with their respective successors and assigns, the "PURCHASERS").

                                    RECITALS

         WHEREAS, pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, Seventeen Million Five Hundred Thousand Dollars ($17,500,000) in aggregate principal amount of the Company's 14.50% Series B Subordinated Notes due June 30, 2005; and

         WHEREAS, the Company and the Purchasers wish to enter into this Agreement to govern the terms of the Notes.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1. PAYMENTS

         1.1. INTEREST PAYMENTS.

                  (a) GENERALLY. Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the unpaid principal balance of the Notes from time to time outstanding from and including the date thereof at the rate of fourteen and fifty one-hundredths percent (14.50%) per annum, payable quarterly on each September 30, December 31, March 31 and June 30 of each year (each, a "QUARTERLY INTEREST PAYMENT DATE"), commencing on December 31, 2000, until the principal thereof shall have become due and payable, and to the extent permitted by law in respect of any Note on any overdue payment of principal, any overdue payment of interest and any overdue payment of any Prepayment Compensation Amount, payable, on demand, at a rate per annum equal to the lesser of:

                           (i) the highest rate allowed by applicable law; and

                           (ii) the greater of:

                                    (a) sixteen and fifty one-hundredths percent
                           (16.50%); and

                                    (b) the sum of two percent (2%) plus the
                           rate of interest publicly announced from time to time by Morgan Guaranty Trust

                                    Company of New York in New York, New York as its "base" or "prime" rate.

                  (b) CAPITALIZED INTEREST. On each Quarterly Interest Payment Date, the Company shall:

                           (i) pay on such Quarterly Interest Payment Date, in
                  cash, that portion of the interest accrued on the outstanding principal amount of such Notes to such Quarterly Interest Payment Date as would have accrued at the rate of twelve and fifty one-hundredths percent (12.50%) per annum; and

                           (ii) both:

                                    (a) pay on such Quarterly Interest Payment
                           Date, in the Company's sole discretion, in cash, none, any part, or all of the interest accrued on the outstanding principal amount of such Notes to such Quarterly Interest Payment Date as would have accrued at the rate of two percent (2.00%) per annum; and

                                    (a) add to the outstanding principal amount
                           of such Notes on such Quarterly Interest Payment Date the portion of such interest, if any, as would have accrued at the rate of two percent (2.00%) per annum which is not paid in cash pursuant to the immediately preceding clause (A) (each such addition with respect to any Note, a "CAPITALIZED INTEREST AMOUNT").

         Interest shall begin to accrue on each Capitalized Interest Amount beginning on and including the Quarterly Interest Payment Date on which such Capitalized Interest Amount is added to the principal amount of the related Note, and shall compound semiannually on each December 31 and June 30 of each year (each, a "Semi Annual Interest Accrual Date"), commencing on December 31, 2000, until the principal thereof shall have become due and payable, at the rate provided in Section 1.1(a), and such interest shall be added to the outstanding principal amount of each Note on each Semi-Annual Interest Accrual Date.

                  (c) NOTICE OF ELECTION. Not less than ten (10) Business Days but not more than thirty (30) Business Days prior to each Quarterly Interest Payment Date, the Company shall deliver to each holder of Notes a written notice setting forth, in each case, for all Notes and for each Note individually:

                           (i) the principal amount thereof on the date of such
                  notice;

                           (ii) the amount of interest accrued and unpaid
                  thereon to and including such Quarterly Interest Payment Date;

                           (iii) the minimum amount of interest accrued and
                  unpaid thereon which the Company is required to pay in cash pursuant to Section 1.1(b)(i);





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                           (iv) the actual amount of interest accrued and unpaid
                  thereon which the Company will pay in cash on such Quarterly Interest Payment Date;

                           (v) the Capitalized Interest Amount in respect
                  thereof which will be added to the principal amount thereof on such Quarterly Interest Payment Date;

                           (vi) if the next Quarterly Interest Payment Date will
                  be a Semi-Annual Interest Accrual Date, the amount of interest in respect of the aggregate Capitalized Interest Amount of such Note or Notes which will be added to the outstanding principal amount thereof on such Semi-Annual Interest Accrual Date as required by Section 1.1(b); and if the next Quarterly Interest Payment Date is not a Semi-Annual Interest Accrual Date, a statement to that effect; and

                           (vii) the aggregate principal amount thereof after
                  giving effect both to any Capitalized Interest Amount added thereto on such Quarterly Interest Payment Date and, if such Quarterly Interest Payment Date will be a Semi-Annual Interest Accrual Date, the amount of interest in respect of the aggregate Capitalized Interest Amount of such Note or Notes which will be added to the outstanding principal amount thereof on such Semi-Annual Interest Accrual Date as required by Section 1.1(b).

                  (d) PAYMENT PRO RATA. If, on any Quarterly Interest Payment Date, there is more than one (1) Note outstanding, then:

                           (i) the aggregate amount of interest in respect of
                  all the Notes shall be paid ratably to each holder of Notes in accordance with the respective outstanding principal amounts thereof; and

                           (ii) in the event that the Company elects to
                  capitalize any portion of an interest payment pursuant to
                  Section 1.1(b), then the amount of interest paid in cash in respect of the Notes shall be paid ratably to each holder of Notes in accordance with the respective outstanding principal amounts thereof, and the Capitalized Interest Amount in respect of all the Notes shall be added ratably to the principal amount of each Note in accordance with the respective outstanding principal amounts thereof.

         1.2. PRINCIPAL PAYMENT AT MATURITY.

         The entire principal of the Notes remaining outstanding on June 30, 2005 (including, without limitation, all principal in respect of Capitalized Interest Amounts), together with interest accrued thereon, shall become due and payable on such date.




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         1.3. OPTIONAL PRINCIPAL PAYMENTS.

                  (a) OPTIONAL PRINCIPAL PAYMENTS. The Company may pay the principal amount of the Notes, in whole or in part, at any time and, if in part, then in aggregate amounts of not less than One Million Dollars ($1,000,000), together with:

                           (i) cash interest on such principal amount then being
                  paid accrued to the payment date; and

                           (ii) an amount equal to the Prepayment Compensation
                  Amount due at such time in respect of the principal amount of the Notes being so paid.

                  (b) SPECIAL OPTIONAL REDEMPTION FROM EQUITY OFFERING PROCEEDS. At any time prior to July 31, 2001, contemporaneously or substantially contemporaneously with the occurrence of an Equity Offering, the Company may apply the Net Equity Offering Proceeds to prepay a principal amount of Notes equal to no more than one-third (1/3) of the aggregate principal amount of the Notes outstanding at such time, together with:

                           (i) cash interest on such principal amount then being
                  paid accrued to the payment date; and

                           (ii) an amount equal to six percent (6%) of the
                  principal amount of the Notes being so paid (the "EQUITY OFFERING COMPENSATION AMOUNT").

                  (c) OPTIONAL PREPAYMENT IN RESPECT OF EQUITY REALIZATION EVENT. In the event, but only in the event, that an Equity Realization Event occurs prior to November 1, 2002, the Company may, at any time prior to November 1, 2002 and following the occurrence of such Equity Realization Event, prepay the Notes, in whole but not in part, at a price equal to the Minimum Return Value thereof, together with cash interest on the entire principal amount of the Notes accrued to the payment date.

                  (d) OPTIONAL PREPAYMENT IN RESPECT OF CAPITALIZED INTEREST AMOUNTS. The Company may, at any time, pay, at 100% of the principal amount thereof without Prepayment Compensation Amount, in whole or in part, that portion of the principal amount of the Notes which is attributable to Capitalized Interest Amounts, together with cash interest on the principal amount then being prepaid accrued to the payment date.

                  (e) NOTICE OF OPTIONAL PAYMENT. The Company will give notice of any optional payment of the Notes pursuant to this Section 1.3 to each holder of Notes not less than fifteen (15) days nor more than sixty (60) days before the specified payment date, stating:

                           (i) the specified payment date;



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                           (ii) whether such payment is to be made pursuant to
                  Section 1.3(a), Section 1.3(b), Section 1.3(c) or Section 1.3(d);

                           (iii) the principal amount of each Note to be paid on
                  such date;

                           (iv) the cash interest to be paid on each such Note,
                  accrued to the specified payment date; and

                           (v) if such payment of the Notes is to be made with a
                  Prepayment Compensation Amount in accordance with Section 1.3(a), the actual Prepayment Compensation Amount due in connection with such payment; if such payment of the Notes is to be made with the Equity Offering Compensation Amount in accordance with Section 1.3(b), a statement to such effect and a statement of the Equity Offering Compensation Amount with respect to each Note; if such payment of the Notes is to be made at the Minimum Return Value in accordance with Section 1.3(c), a statement to that effect and a detailed calculation of the Minimum Return Value; and, if such payment of Notes is to be made at par pursuant to Section 1.3(d), a statement to that effect and a reasonably detailed calculation of the Capitalized Interest Amount.

         Notice of payment having been so given, the Minimum Return Value, if applicable; the aggregate principal amount of the Notes to be paid stated in such notice, together with the Prepayment Compensation Amount determined as of the specified payment date, if any, the Equity Offering Compensation Amount, if any; and, in each case, cash interest thereon accrued to the specified payment date; shall become due and payable on the specified payment date.

                  (f) CALCULATION OF MINIMUM RETURN VALUE. In connection with any prepayment of the Notes in accordance with the provisions of
         Section 1.3(c), if any holder of Notes shall disagree with the calculation of the Minimum Return Value set forth by the Company in the notice given pursuant to Section 1.3(e), such holder, by notice to the Company in writing given at least ten (10) days prior to the payment date specified in the notice given pursuant to Section 1.3(e), may demand that the Company obtain a calculation of the Minimum Return Value by a Valuation Agent. In the event that any holder makes such a demand, the calculation of the Minimum Return Value by the Valuation Agent shall be conclusive in the absence of manifest error. The fees and disbursements of such Valuation Agent shall be paid in full by the Company if the calculation of Minimum Return Value by the Valuation Agent is greater than the Minimum Return Value calculated by the Company; otherwise, such fees and disbursements shall be paid (or reimbursed to the Company) in full by the requesting holders.

                  1.4. PAYMENTS AMONG NOTEHOLDERS.

         If at the time any payment of the principal of the Notes made pursuant to Section 1.3 is due there is more than one Note outstanding, the aggregate principal amount of each such required or optional partial payment of the Notes, any Prepayment Compensation Amount, any Equity Offering Compensation Amount, and Minimum Return Value and any



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accrued interest shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes.

         1.5. NOTATION OF NOTES ON PAYMENT.

         Upon any partial payment of a Note or any Capitalized Interest Amount being added to the principal amount of any Note pursuant to Section 1.1(b)(ii), the holder of such Note may (but shall not be required to), at its option:

                  (a) surrender such Note to the Company pursuant to Section 2.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

                  (b) make such Note available to the Company for notation thereon of the portion of the principal so paid or so added to the principal amount thereof in respect of capitalized interest; or

                  (c) mark such Note with a notation thereon of the portion of the principal so paid or so added to the principal amount thereof in respect of capitalized interest.

         In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

         1.6. OFFER TO PAY UPON CHANGE IN CONTROL.

                  (a) NOTICE OF CHANGE IN CONTROL NOTICE EVENT. In the event of the obtaining of knowledge of a Change in Control Notice Event by any Senior Officer (including, without limitation, via the receipt of notice of a Change in Control Notice Event from any holder of Notes), the Company will, within five (5) Business Days after the occurrence of such event, give notice of such Change in Control Notice Event to each holder of Notes. Each such notice shall:

                           (i) be dated the date of the sending of such notice;

                           (ii) be executed by a Senior Officer;

                           (iii) refer to this Section 1.6; and

                           (iv) specify, in reasonable detail, the nature and
                  date of the Change in Control Notice Event.

                  (b) OFFER IN RESPECT OF A CHANGE IN CONTROL. In the event of a Change in Control, the Company will, within five (5) Business Days after the occurrence of such event (or, in the case of any Change in Control the consummation or finalization of which would involve any action of the Company, at least thirty (30) days prior to such Change in Control), give notice of such Change in Control to each holder of Notes. Such notice shall contain an irrevocable separate offer to each holder of Notes to pay all, but not less than all, of the principal of, and interest on,




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

         the Notes held by such holder, together with an amount equal to one percent (1%) of the principal amount of the Notes held by such holder (the "CHANGE IN CONTROL COMPENSATION AMOUNT"), on a date (the "CHANGE IN CONTROL PAYMENT DATE") specified in such notice that is not less than twenty (20) days and not more than thirty (30) days after the date of such notice. Each such notice shall:

                           (i) be dated the date of the sending of such notice;

                           (ii) be executed by a Senior Officer;

                           (iii) specify, in reasonable detail, the nature and
                  date of the Change in Control;

                           (iv) specify the Change in Control Payment Date;

                           (v) specify the principal amount of each Note
                  outstanding;

                           (vi) specify the Change in Control Compensation
                  Amount; and

                           (vii) specify the interest that would be due on each
                  Note offered to be paid, accrued to the Change in Control Payment Date.

         If the Company shall not have received a written response to such notice from any holder of Notes within ten (10) Business Days after the date of posting of such notice to such holder of Notes, then the Company shall immediately send a second notice to each such holder of Notes.

                  In addition, the Company agrees to provide a written copy of each such notice required either by Section 1.6(a) or by this Section 1.6(b) to Bingham Dana LLP, One State Street, Hartford, Connecticut 06103 Attention: Gary S. Hammersmith, Esq., tel. 860-240-2760, facsimile 860-240-2800.

                  (c) ACCEPTANCE, REJECTION. Each holder of Notes shall have the option to accept or reject such offered payment. In order to accept such offered payment, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company at least five (5) days prior to the Change in Control Payment Date. A failure to accept in writing such written offer of payment as provided in this Section 1.6(c), or a written rejection of such offered prepayment, shall be deemed to constitute a rejection of such offer.

                  (d) DEFERRAL OF OBLIGATION TO PURCHASE. The obligation of the Company to purchase Notes pursuant to the offers required by Section 1.6(b) and accepted in accordance with Section 1.6(c) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur prior to the Change in Control Payment Date in respect thereof, such purchase shall be deferred until and shall be made on the date on which such Change in Control occurs or, if the Company determines that efforts to effect such Change in Control have ceased or have been abandoned, then such offer, acceptances and obligation to purchase shall be deemed to have been




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

         rescinded. The Company shall keep each holder of Notes reasonably and timely informed of:

                           (i) any such deferral of the date of purchase;

                           (ii) the date on which such Change in Control and the
                  purchase are expected to occur; and

                           (iii) any determination by the Company that efforts
                  to effect such Change in Control have ceased or been abandoned.

                  (e) PAYMENT. The offered payment shall be made at one hundred percent (100%) of the principal amount of the Notes to be prepaid, together with the Change in Control Compensation Amount in respect of such Notes and interest on such Notes accrued to the Change in Control Payment Date.

         1.7. NO OTHER PAYMENTS OF PRINCIPAL; ACQUISITION OF NOTES.

         Except for payments of principal made in accordance with this Section 1, the Company may not make any payment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate which it controls to, directly or indirectly, acquire or make any offer to acquire any Notes.

         1.8. MANNER OF PAYMENTS

                  (a) MANNER OF PAYMENT. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) by the Purchaser to the Company with respect to payments to be made to the Purchaser as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 2.1.

                  (b) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

                  (c) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such holder's bank prior to the close of business of such bank; provided that interest for one day at the non-default interest rate of the Notes shall be due on the amount of any such payment that actually becomes available to such holder at such holder's bank after 1:00 p.m. (local time of such bank).

         1.9. PRO-RATA REDEMPTION.

         The Company may not:

                  (a) redeem any of the June 1999 Notes without also redeeming on a ratable basis the Series B Notes; or

                  (b) redeem any of the Series B Notes without also redeeming on a ratable basis the June 1999 Notes.

Notwithstanding the foregoing, the Company may effectuate a redemption pursuant to Section 1.3(d) of the Note Purchase Agreement.

2. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         2.1. REGISTRATION OF NOTES.

         The Company will keep at its office, maintained pursuant to Section 3.3, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof made in accordance with Section 2.2 and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 2.2.

         2.2. EXCHANGE OF NOTES.

                  (a) EXCHANGE OF NOTES. Upon surrender of any Note at the office of the Company maintained pursuant to Section 3.3, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided in Section 2.2(b)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be registered in the name of such Person as such holder may request and shall be substantially in the form of Attachment A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred. Notes shall not be transferred in denominations of less than One Million Dollars ($1,000,000); provided that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

                  (b) COSTS. The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge (in each case, other than any Florida Excise Tax, to the extent any becomes payable or is charged) imposed in respect of any such transfer of Notes. The Company shall pay and hold each holder of Notes harmless against any Florida Excise Tax, should any such tax be determined to be due in respect of the Notes upon or in connection with any transfer or exchange thereof.

         2.3. REPLACEMENT OF NOTES.

         Upon receipt by the Company from the registered holder of a Note of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and:

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; PROVIDED, HOWEVER, that if the holder of such Note is a Purchaser, an institutional investor or a nominee of either, the unsecured agreement of indemnity of such Purchaser or such institutional investor (but not of any nominee therefor) shall be deemed to be satisfactory; or

                  (b) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         2.4. ISSUANCE TAXES.

         The Company will pay all taxes, if any, including, without limitation, any stamp tax, documentary stamp tax or other similar tax, due in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification, waiver or amendment of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. Without limiting the generality of the foregoing, the Company shall pay and hold each holder of Notes harmless against the Florida Excise Tax, should any such tax be determined to be due at any time in respect of the Notes, whether or not in connection with the initial issuance thereof or any amendment thereto.

AFFIRMATIVE COVENANTS

         The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

         3.1. PAYMENT OF TAXES AND CLAIMS.

         The Company will, and will cause each Subsidiary to, pay before they become delinquent:

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

                  (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a statutory, regulatory or common law Lien upon its Property;

PROVIDED, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings, reasonable book reserves in accordance with GAAP have been established and maintained with respect thereto, and such items, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2. MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.

         The Company will, and will cause each Subsidiary to:

                  (a) PROPERTY - maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto; PROVIDED, HOWEVER, that this Section 3.2(a) shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected to have a Material Adverse Effect;

                  (b) INSURANCE - maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                  (c) FINANCIAL RECORDS - keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and which will permit the production of financial statements in accordance with GAAP;

                  (d) CORPORATE EXISTENCE AND RIGHTS - do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights (charter and statutory) and corporate franchises except as permitted by Section 4.8 or Section 4.9;

                  (e) ENVIRONMENTAL PROTECTION LAWS - at all times comply in all material respects with all applicable Environmental Protection Laws and promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any real Property owned, or, to the extent permitted by the Property owner, leased or operated by the Company or any of its Subsidiaries; and, in the event that the Company or any Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any real Property, the Company or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Environmental Protection Laws and in accordance with the policies, orders and directives of all federal, state and local Governmental Authorities, except when the Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Material is being contested in good faith by the Company or such Subsidiary and appropriate reserves therefor have been established; and

                  (f) COMPLIANCE WITH LAW - comply with all other laws, ordinances and governmental rules and regulations to which it is subject and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.3. PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

         The Company will punctually pay, or cause to be paid, the principal of, interest on, Compensation Amounts, if any, on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company as provided in Section 9.1 where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company notifies the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

         3.4. PENSION PLANS.

                  (a) COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Plan, comply with all applicable provisions of ERISA and the IRC, except for such failures to comply that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) PROHIBITED ACTIONS. The Company will not, and will not permit any ERISA Affiliate to:

                            (i) engage in any "prohibited transaction" (as such
                  term is defined in section 406 of ERISA or section 4975 of the
                  IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

                            (ii) incur with respect to any Plan any "accumulated
                  funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                            (iii) terminate any Plan in a manner that could
                  result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

                            (iv) fail to make any payment required by section
                  515 of ERISA;

                            (v) incur any withdrawal liability under Title IV of
                  ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan; or

                            (vi) incur any liability or permit the existence of
                  any Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

         if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could reasonably be expected to have a Material Adverse Effect.

                  (c) FOREIGN PENSION PLANS. The Company will, and will cause each Subsidiary to, at all times, comply in all material respects with all laws, regulations and orders applicable to the establishment, operation, administration and maintenance of all Foreign Pension Plans, and pay when due all premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws, except where the failure to comply with such laws, regulations and orders, and to make such payments, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         3.5. PRIVATE OFFERING

         The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

4. NEGATIVE COVENANTS

         4.1. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

                  (a) LIMITATION ON RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. Other than as expressly permitted by Section 4.1(b) or
         Section 4.1(c), the Company will not, nor will it permit any Subsidiary to, at any time, declare, make or pay, or incur any liability to declare, make or pay, any Restricted Payment, or make or incur any liability to make any Restricted Investment, unless immediately after giving effect to such Restricted Payment or Restricted Investment:

                           (i) the Company is and would be in compliance with
                  the provisions of Section 4.2, Section 4.3 and Section 4.4;

                           (ii) no Default or Event of Default exists or would
                  exist; and

                           (iii) the sum of:

                                    (a) the aggregate amount of all Restricted
                           Payments made during the period commencing on June 30, 1999 (including Restricted Payments made in compliance with Section 4.1(c) but excluding Restricted Payments made in compliance with Section 4.1(b)) and ending on the date of, and after giving effect to, such Restricted Payment; plus

                                    (b) the aggregate amount of Restricted
                           Investments outstanding at such time;

                  does not exceed the sum of:

                                             (I) fifty percent (50%) of
                                    Consolidated Company Net Income for the
                                    period (treated as a single accounting
                                    period) commencing on June 30, 1999 and
                                    ending on the last day of the fiscal quarter most recently ended as of the date of such Restricted Payment; plus

                                             (II) all Net Equity Offering
                                    Proceeds received since June 30, 1999.

                  (b) CERTAIN RESTRICTED PAYMENTS. Notwithstanding the provisions of Section 4.1(a), the Company may pay cash dividends to Finance, so long as such dividends are paid by Finance to the Parent and applied by the Parent, within thirty (30) days of the payment of such dividend by the Company, for the purposes of:

                           (i) the redemption of Series IV Warrants, so long as
                  the amount so dividended does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate;

                           (ii) the purchase of equity interests in the
                  Permitted Joint Venture in an amount not to exceed One Million Dollars ($1,000,000) in the aggregate;

                           (iii) making payments of principal and interest
                  pursuant to that certain promissory note issued by the Parent to the sellers in connection with the acquisition documents relating to the acquisition of Power Components, Inc., in an aggregate monthly amount not exceeding Ten Thousand Dollars ($10,000) and an aggregate maximum amount not exceeding One Hundred Ten Thousand Dollars ($110,000);

                           (iv) making payments in respect of any Capitalized
                  Lease Obligations in respect of the Parent's lease agreement with General Electric Capital Corporation, in an aggregate maximum amount not exceeding Three Hundred Seventy-Five Thousand Dollars ($375,000);

                           (v) making payments of the Parent's actual necessary
                  general and administrative expenses incurred solely as a result of the Parent's ownership of the Company and the Subsidiaries, in an amount not exceeding the actual amount of such expenses, so long as the proceeds of such Restricted Payment are not used to make a capital contribution, Loan or advance to Finance, nor to make payment on account of the Seller Notes; or

                           (vi) making payments in respect of repurchases of
                  Common Stock required by the Serial Put Agreement, as in effect on the Closing Date, in monthly amounts not greater than those required to be made thereby;

         PROVIDED, HOWEVER, that, in any event, immediately after giving effect thereto:

                                    (A) the Company is and would be in
                           compliance with the provisions of Section 4.2,
                           Section 4.3 and Section 4.4;

                                    (B) no Default or Event of Default exists or
                           would exist; and

                                    (C) the ratio of Consolidated Total Funded
                           Debt at the time of, and after giving effect to, such Restricted Payment and all related transactions, to Pro Forma Combined EBITDA for the period of four (4) full consecutive fiscal quarters of the Company most recently ended at such time does not exceed 4.0 to 1.0.

                  (c) SELLER NOTE PAYMENTS. Notwithstanding the provisions of
         Section 4.1(a), the Company may pay cash dividends to Finance, so long as such dividends are applied by Finance, within thirty (30) days of the payment of such dividend by the Company, for the purposes of making payments of principal and interest in respect of the Seller Notes, in an aggregate amount not exceeding fifty percent (50%) of Consolidated Company Net Income for the fiscal year of the Company preceding the applicable payment date, PROVIDED HOWEVER, that, immediately after giving effect thereto:

                           (i) the Company is and would be in compliance with
                  the provisions of Section 4.2, Section 4.3 and Section 4.4;
                  and

                           (ii) no Default or Event of Default exists or would
                  exist.

                  (d) TIMING OF PAYMENTS. The Company shall not, nor shall it permit any Subsidiary to, authorize or declare, any Restricted Payment not payable within sixty (60) days of the date of declaration or authorization.

                  (e) OTHER MATTERS. Each Person that becomes a Subsidiary after the Closing Date shall be deemed to have made, at the time it becomes a Subsidiary, all Restricted Investments of such Person existing immediately after it becomes a Subsidiary.

         4.2. CONSOLIDATED SENIOR SECURED FUNDED DEBT TO PRO FORMA COMBINED EBITDA.

         The Company will not at any time permit the ratio of Consolidated Senior Secured Funded Debt at such time to Pro Forma Combined EBITDA for the period of four (4) full consecutive fiscal quarters of the Company most recently ended at such time to be greater than the ratio set forth below opposite such time:


        At any Time During the Period                   Applicable Ratio
        -----------------------------                   ----------------

   Closing Date through September 30, 2001                3.90 to 1.00

 October 1, 2001 and at all times thereafter              3.65 to 1.00

          4.3. TOTAL FUNDED DEBT TO PRO FORMA COMBINED EBITDA.

         The Company will not at any time permit the ratio of Consolidated Total Funded Debt at such time to Pro Forma Combined EBITDA for the period of four (4) full consecutive fiscal quarters of the Company then most recently ended at such time to be greater than the ratio set forth below opposite such time:


        At any Time During the Period                   Applicable Ratio
        -----------------------------                   ----------------

    Closing Date through September 30, 2001                4.90 to 1.00

  October 1, 2001 and at all times thereafter              4.50 to 1.00

         4.4 PRO FORMA COMBINED EBITDA TO PRO FORMA COMBINED INTEREST EXPENSE.

         The Company will not at any time permit the ratio of Pro Forma Combined EBITDA for the period of four (4) full consecutive fiscal quarters of the Company then most recently ended to Pro Forma Combined Interest Expense for such period to be less than the ratio set forth below opposite such time:


                 Period                                 Applicable Ratio
                 ------                                 ----------------

  Closing Date through September 30, 2001                 2.00 to 1.00

October 1, 2001 and at all times thereafter               2.25 to 1.00

         4.5. LIMITATION ON CAPITAL EXPENDITURES.

         The Company will not, and will not permit any Subsidiary to, permit the aggregate amount of all Capital Expenditures during any fiscal year of the Company to exceed the sum of:

                  (a) One Million Two Hundred Fifty Thousand Dollars ($1,250,000); PLUS

                  (b) the unused portion of permitted Capital Expenditures under clause (a) for the immediately preceding fiscal year of the Company;

it being understood that in no event shall the Company make any Capital Expenditures in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) in any fiscal year of the Company.

         4.6. INCURRENCE OF DEBT.

                  (a) COMPANY PERMITTED DEBT. The Company will not, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt other than:

                           (i) the Notes and the June 1999 Senior Subordinated
                  Notes;

                           (ii) Senior Debt in respect of the Senior Credit
                  Facility; PROVIDED, HOWEVER, that:

                                    (a) the aggregate outstanding principal
                           amount under the Senior Credit Facility does not exceed (except as expressly permitted by Section 4.6(a)(iii)) Eighty-Six Million Two Hundred Fifty Thousand Dollars ($86,250,000), reduced from time to time by the amount of each principal payment made in respect of each Senior Credit Facility (other than payments of principal in respect of the Revolving Credit

                           Facility which do not permanently reduce the aggregate amount of the commitments thereunder); and

                                    (b) the aggregate outstanding principal
                           amount under the Term Loan Facility does not exceed (except as expressly permitted by Section 4.6(a)(iii)) Sixty-Five Million Dollars ($65,000,000), reduced from time to time by the amount of each principal payment made on the Term Loan Facility;

                           (iii) any other Debt of the Company, including,
                  without limitation, additional Debt in respect of the Senior Debt in excess of or in addition to the amount permitted by
                  Section 4.6(a)(ii); PROVIDED, HOWEVER, that immediately before, and immediately after giving effect to, the incurrence of such Debt and the concurrent retirement of any other Debt:

                                    (a) the Company is and would be in
                           compliance with the provisions of Section 4.2,
                           Section 4.3 and Section 4.4; and

                                    (b) no Default or Event of Default exists or
                           would exist;

                           (iv) Debt of the Company, other than Debt in respect
                  of the Senior Credit Facility and other than the Notes, existing on the date hereof and described on Part 2.2(b) of Annex 3 to the Securities Purchase Agreement; and any refinancing, renewal, replacement or extension of any such Debt (other than Debt in respect of the Senior Credit Facility), in each case, on terms no more onerous to the Company than the terms of the Debt being refinanced, renewed, replaced or extended; in an aggregate principal amount outstanding at any time for all such Debt and all refinancings, renewals, replacements and extensions thereof not exceeding Three Hundred Thousand Dollars ($300,000), reduced from time to time by the amount of each scheduled principal payment in respect of any such Debt;

                           (v) Debt in respect of Capital Leases of the Company,
                  in an aggregate principal amount outstanding at any one time not exceeding One Million Dollars ($1,000,000); and

                           (vi) Debt owing to any Wholly-Owned Subsidiary which
                  is an Affiliate Guarantor.

                  (b) SUBSIDIARY DEBT. The Company will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt other than:

                           (i) the Affiliate Guaranty, the June 1999 Affiliate
                  Guaranty and other Guaranties solely in respect of the Notes, the June 1999 Senior Subordinated Notes or both;

                           (ii) obligations of the Subsidiaries in respect of
                  the Senior Credit Facility;

                           (iii) Debt of Subsidiaries, other than Debt in
                  respect of the Senior Credit Facility and other than the Notes, existing on the date hereof and described on Part 2.2(b) of Annex 3 to the Securities Purchase Agreement; and any refinancing, renewal, replacement or extension of any such Debt (other than Debt in respect of the Senior Credit Facility), in each case, on terms no more onerous to the Subsidiary than the terms of the Debt being refinanced, renewed, replaced or extended; in an aggregate principal amount outstanding at any time for all such Debt and all refinancings, renewals, replacements and extensions thereof not exceeding Three Hundred Thousand Dollars ($300,000), reduced from time to time by the amount of each scheduled principal payment in respect of any such Debt;

                           (iv) Debt in respect of Capital Leases, in an
                  aggregate principal amount outstanding at any time not exceeding Five Hundred Thousand Dollars ($500,000); and

                           (v) Debt owing to the Company or any Wholly-Owned
                  Subsidiary which is an Affiliate Guarantor.

         For purposes of this Section 4.6(b), any Debt of any Person in existence on the date such Person becomes a Subsidiary shall be deemed to have been incurred by such Person on the date, and at the time immediately following the time, that such Person becomes a Subsidiary.

                  (c) FINANCE DEBT. The Company will not, and will not permit any Subsidiary to, at any time:

                           (i) grant, create, incur or permit to exist any Lien
                  in respect of any Property of the Company or any Subsidiary which Lien secures, directly or indirectly, any Debt or payment obligation in respect of Preferred Stock (whether for payment of a redemption or repurchase price, dividend or otherwise) of Finance; or

                           (ii) Guarantee, directly or indirectly, or otherwise
                  become liable in respect of any obligation to pay money in respect of any Debt or Preferred Stock (whether for payment of a redemption or repurchase price, dividend or otherwise) of Finance.

         4.7. LIENS.

                  (a) NEGATIVE PLEDGE. The Company will not, and will not permit any Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, at any time to be subject to a Lien except:

                           (i) CLOSING DATE LIENS - Liens in existence on the
                  Closing Date and described in PART 2.2(C) OF ANNEX 3 to the Securities Purchase Agreement, but not any renewals, extensions or refinancings thereof except as expressly otherwise permitted hereby;

                           (ii) ORDINARY COURSE BUSINESS LIENS -

                                    (a) PERFORMANCE BONDS - Liens incurred or
                           deposits made in the ordinary course of business:

                                             (I) in connection with workers'
                                    compensation, unemployment insurance, social security and other like laws; and

                                             (II) to secure the performance of
                                    letters of credit, bids, tenders, sales
                                    contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 4.7(a)(iii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                                    (b) REAL ESTATE - Liens in the nature of
                           reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property; PROVIDED, HOWEVER, that such exceptions and encumbrances do not in the aggregate materially detract from the value of said Properties or materially interfere with the use of such Properties in the ordinary conduct of the business of the Company and the Subsidiaries; and

                                    (c) TAXES, ETC. - Liens securing taxes,
                           assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons; PROVIDED, HOWEVER, that the payment thereof is not required by Section 3.1;

                           (iii) JUDICIAL LIENS - Liens arising from judicial
                  attachments and judgments, securing appeal bonds or supersedeas bonds, and arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose); PROVIDED, HOWEVER, that the execution or other enforcement of such Liens is effectively stayed, that the claims secured thereby are being actively contested in good faith and by appropriate proceedings, that adequate reserves have been made against such claims and that the aggregate amount so secured will not at any time exceed One Million Dollars ($1,000,000);

                           (iv) INTERGROUP LIENS - Liens on Property of a
                  Subsidiary; PROVIDED, HOWEVER, that such Liens secure only obligations owing to the Company or a Wholly-Owned Subsidiary;

                           (v) PURCHASE MONEY LIENS - any Lien on Property
                  acquired or owned by the Company or any Subsidiary, or leased by the Company or any Subsidiary as lessee under any Capital Lease, which secures Debt (including Debt in respect of a Capital Lease) incurred to pay all or a portion of the related purchase price or costs of construction, extension or improvement of such Property, so long as:

                                    (A) such purchase price or costs of
                           construction, extension or improvement shall not exceed the Fair Market Value of such Property, extension or improvement, as the case may be, determined at the time of the creation of such Lien;

                                    (B) such Lien is created contemporaneously
                           with, or within one hundred eighty (180) days of, such acquisition, construction, extension or improvement;

                                    (C) such Lien encumbers only Property so
                           purchased, acquired, constructed, extended or improved after the Closing Date;

                                    (D) such Lien is not, after the creation
                           thereof, extended to any other Property; and

                                    (E) immediately prior to the incurrence of,
                           and after giving effect to the incurrence of, all Debt secured by such Liens, no Default or Event of Default exists or would exist;

                           (vi) ACQUISITION LIENS - any Lien (including, without
                  limitation, any Lien arising out of a Capital Lease) existing on Property at the time of acquisition thereof by the Company or any Subsidiary (whether or not the Debt secured thereby is assumed by the Company or any Subsidiary), or existing on the Property of, the Debt of or the Capital Stock of any Person at the time such Person became a Subsidiary (whether by means of the acquisition of all or substantially all of the Property of such Person, of the Capital Stock thereof or otherwise) or merges or consolidates with the Company or any Subsidiary, so long as:

                                    (A) the aggregate principal amount of Debt
                           secured thereby does not exceed the acquisition cost of such Property, the consideration paid for the acquisition of such Person or the consideration paid in connection with such merger or consolidation, as the case may be, as determined at the date of the acquisition, merger or consolidation;

                                    (B) such Lien shall not extend to or cover
                           any Property other than the Property subject to such Lien at the time of any such acquisition; and

                                    (C) immediately after, and after giving
                           effect to, such acquisition, merger or consolidation, and the assumption of all such Liens, no Default or Event of Default exists or would exist; and

                           (vii) SENIOR DEBT LIENS - Liens securing Senior Debt,
                  so long as such Senior Debt was permitted to be incurred at the time of incurrence thereof pursuant to Section 4.6(a) or
                  Section 4.6(b).

                  (b) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of Section 4.7(a), the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably as to such Property with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will promptly cause to be delivered to each holder of a Note an opinion of independent counsel satisfactory to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any event the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Notes. Such violation of
         Section 4.7(a) will constitute an Event of Default hereunder, whether or not any such provision is made or any equitable Lien is created pursuant to this Section 4.7(b).

                  (c) CONSTRUCTION. Nothing in this Section 4.7 shall be construed to permit the incurrence or existence of any Debt not otherwise permitted by this Agreement. Nothing in this Agreement that permits the incurrence or existence of any Debt shall be construed to permit the incurrence or existence of a Lien securing such Debt unless such Lien is permitted by Section 4.7(a).

         4.8. MERGERS AND CONSOLIDATIONS.

         The Company will not merge with or into, consolidate with, or Transfer all or substantially all of its Property to, any other Person or permit any other Person to consolidate with or merge into it; PROVIDED, HOWEVER, that the foregoing restriction does not apply to the merger or consolidation of the Company with, or the Transfer by the Company of all or substantially all of its Property to, another corporation, so long as:

                  (a) the Person (the "SUCCESSOR CORPORATION") that results from such merger or consolidation or that purchases, leases, or acquires all or substantially all of such Property is a corporation duly incorporated under the laws of the United States of America or a jurisdiction thereof;

                  (b) if the Company is not the Successor Corporation, the Successor Corporation shall expressly assume in writing, pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders, the due and punctual payment of the principal of and Compensation Amounts, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes, this Agreement and the other Financing Documents to be performed or observed by the Company; and each Affiliate Guarantor shall confirm its obligations in respect of the Affiliate Guaranty with respect to the obligations of the Successor Corporation under the Notes, this Agreement and the other Financing Documents;

                  (c) the Company shall cause to be delivered to each holder of Notes an opinion of independent counsel reasonably satisfactory to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms and the terms hereof;

                  (d) immediately before and after giving effect to such transaction no Default or Event of Default exists or would exist; and

                  (e) immediately after giving effect to such transaction the Company shall have been permitted to incur at least One Dollar ($1.00) of additional Debt under Section 4.6(a)(iii).

         4.9. DISPOSITION OF ASSETS, SUBSIDIARY STOCK.

                  (a) DISPOSITION OF ASSETS. The Company will not, and will not permit any Subsidiary to Transfer any Property except:

                           (i) Transfers of inventory and of current assets in
                  the ordinary course of business of the Company or such Subsidiary;

                           (ii) Transfers of other Property no longer necessary
                  for the operation of, and that are individually and in the aggregate immaterial to, the business of the Company and the Subsidiaries, in each case in the ordinary course of business of the Company or such Subsidiary;

                           (iii) Transfers from the Company to a Wholly-Owned
                  Subsidiary;

                           (iv) Transfers from a Subsidiary to the Company or a
                  Wholly-Owned Subsidiary; and

                           (v) any Transfer at any time of any Property to a
                  Person for an Acceptable Consideration (other than an Excluded Transfer) if:

                                    (A) the SUM of:

                                             (I) the book value of such Property
                                    at the time of Transfer; PLUS

                                             (II) the aggregate book value of
                                    all other Property Transferred (other than in Excluded Transfers) within the period of three hundred sixty-five (365) days immediately preceding the date of such Transfer;

                  would be less than seven and one-half percent (7.5%) of Consolidated Total Assets measured at such time; and

                           (B) immediately before and after the consummation of
                  the Transfer, and after giving effect thereto, no Default or Event of Default would exist.

                  (b) DISPOSITION OF SUBSIDIARY STOCK. The Company will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of the stock or Rights of a Subsidiary (such stock and Rights herein called "Subsidiary Stock"), nor will any Subsidiary issue, sell or otherwise dispose of any shares of, or Rights to purchase shares of, its own Subsidiary Stock; PROVIDED, HOWEVER, that the foregoing restrictions do not apply to:

                           (i) Transfers by the Company or a Subsidiary of
                  shares of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

                           (ii) the issuance by a Subsidiary of shares of its
                  own Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

                           (iii) the issuance by a Subsidiary of director's
                  qualifying shares of its own Subsidiary Stock; PROVIDED, HOWEVER, that at no time shall the total number of shares of such Subsidiary Stock issued to or held by such directors as a group (including shares underlying Rights) exceed five percent (5%) of the total number of shares of such Subsidiary Stock outstanding following any such issuance; and

                           (iv) the Transfer of all of the Subsidiary Stock of a
                  Subsidiary owned by the Company and its other Subsidiaries if:

                                    (A) such Transfer satisfies the requirements
                           of Section 4.9(a)(v);

                                    (B) in connection with such Transfer, the
                           entire Investment (whether represented by Capital Stock, Rights, Debt, claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is Transferred to a Person other than the Company or a Subsidiary not being simultaneously disposed of; and

                                    (C) the Subsidiary being disposed of has no
                           continuing Investment in any other Subsidiary not being simultaneously disposed of or in the Company.

         For purposes of determining the book value of assets constituting Subsidiary Stock being Transferred as provided in this Section 4.9(b)(iv), such book value shall be deemed to be the aggregate book value of the net assets of the Subsidiary that shall have issued such Subsidiary Stock.

                  (c) SUBSIDIARY MERGERS AND CONSOLIDATIONS. A merger or consolidation of a Subsidiary in which a Person other than the Company or a Wholly-Owned Subsidiary shall be the Surviving Corporation shall be deemed to be a disposition of the Subsidiary Stock of such Subsidiary and shall be permitted subject to Section 4.9(b)(iv).

         4.10. LIMITATIONS ON ACQUISITIONS.

         The Company will not, and will not permit any Subsidiary to, make any Acquisition or otherwise acquire any Capital Stock or Rights of any Person (other than a Subsidiary) unless, after giving effect thereto:

                  (a) the Company is and would be in compliance with the provisions of Section 4.2, Section 4.3 and Section 4.4;

                  (b) no Default or Event of Default exists or would exist; and

                  (c) immediately after, and after giving effect to, such transaction, the ratio of Consolidated Total Funded Debt at such time to Pro Forma Combined EBITDA for the period of four (4) full consecutive fiscal quarters of the Company most recently ended at such time does not exceed 4.50 to 1.00.

         4.11. OWNERSHIP OF SUBSIDIARIES; AFFILIATE GUARANTY.

                  (a) OWNERSHIP OF SUBSIDIARIES. The Company shall at all times maintain each Subsidiary as a Wholly-Owned Subsidiary, and shall not permit any Person other than the Company or another Wholly-Owned Subsidiary to hold, own or control, beneficially or otherwise, any Capital Stock of any Subsidiary, except that such restriction shall not apply to the Permitted Joint Venture.

                  (b) AFFILIATE GUARANTY. The Company will cause each Person that any time after the Closing Date becomes a Subsidiary (other than an Insignificant Subsidiary), and each Affiliate which after the Closing Date becomes liable (as obligor, guarantor or otherwise) in respect of any Senior Debt to become liable (simultaneously with or prior to becoming a Subsidiary, in the case of a Subsidiary, or becoming liable in respect of such Senior Debt, if an Affiliate) in respect of the Affiliate Guaranty by executing and delivering to each holder of Notes a Joinder Agreement in the form attached to the Affiliate Guaranty. Each such Joinder Agreement shall be accompanied by copies of the constitutive documents of such Person and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by an appropriate officer of such Person.

         4.12. LINE OF BUSINESS.

         The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the general nature of the business in which the Company and the Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the Subsidiaries, taken as a whole, are engaged on the Closing Date.

         4.13. TRANSACTIONS WITH AFFILIATES.

                  (a) GENERALLY. The Company will not, and will not permit any Subsidiary to, enter into any transaction (each, an "AFFILIATE TRANSACTION"), including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (b) TRANSACTIONS OVER $500,000. In the event that either:

                           (i) the value of any single Affiliate Transaction or
                  group of related Affiliate Transactions shall exceed Five Hundred Thousand Dollars ($500,000); or

                           (ii) the aggregate amount of payments to be made to
                  or from any Affiliate in connection with all Affiliate Transaction with such Affiliate, whether or not related, shall exceed Five Hundred Thousand Dollars ($500,000);

         the determination of the fairness and reasonableness of such terms shall be made by a majority of the Independent Directors.

                  (c) TRANSACTIONS OVER $1,000,000. In the event that either:

                           (i) the value of any single Affiliate Transaction or
                  group of related Affiliate Transactions shall exceed One Million Dollars ($1,000,000); or

                           (ii) the aggregate amount of payments to be made to
                  or from any Affiliate in connection with all Affiliate Transactions with such Affiliate, whether or not related, shall exceed One Million Dollars ($1,000,000);

         the determination of the fairness and reasonableness of such terms shall be made by the Required Holders.

                  (d) PERMITTED AFFILIATE LEASES. The provisions of Section 4.13(b) and Section 4.13(c) shall not apply to Permitted Affiliate Leases.

         4.14. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance, restriction, limitation or prohibition on the ability of any Subsidiary, whether by agreement, amendment or modification of any existing agreement or otherwise, to:

                  (a) pay dividends or make any other distributions on the Capital Stock of such Subsidiary or any other interest or participation measured by its profits;

                  (b) pay any Debt or other indebtedness or obligation owed to the Company or any other Subsidiary owning Capital Stock of such Subsidiary;

                  (c) make loans or advances to the Company;

                  (d) transfer any of its Property to the Company; or

                  (e) enter into or become obligated in respect of the Affiliate Guaranty;

         in each case, except for such encumbrances, restrictions, limitations or prohibitions:

                           (i) existing under or by reason of applicable law;

                           (ii) pursuant to the Senior Credit Facility, so long
                  as such provisions are no more restrictive than those existing in the Senior Credit Agreement, as in effect on the date hereof; or

                           (iii) contained in agreements, documents or
                  instruments to which a Subsidiary is a party on the Closing Date, and which were disclosed in writing to the Purchasers in
                  Part 2.9(d) to Annex 3 of the Securities Purchase Agreement.

         4.15. LIMITATION ON ISSUANCE OF PREFERRED STOCK.

         The Company will not, and will not permit any Subsidiary to, authorize, issue, sell or permit to be outstanding, any Preferred Stock.

         4.16. AFFILIATE DEBT.

         The Company will not, and will not permit any Subsidiary to, incur, assume or Guarantee, or be or become liable in respect of, any Affiliate Debt unless:

                  (a) the obligations of the Company or such Subsidiary in respect of such Affiliate Debt are subordinated in right of payment to the obligations of the Company in respect of the Notes and this Agreement and, in the case of Affiliate Debt of any Subsidiary, subordinated in right of payment to the obligations of such Subsidiary in respect of the Affiliate Guaranty, in each case, on terms reasonably acceptable to the Required Holders in their discretion;

                  (b) such Affiliate Debt is not secured by any Lien on any Property of the Company or any Subsidiary; and

                  (c) none of the principal amount of such Debt is scheduled to be due or otherwise payable prior to December 31, 2005.

         The Company will not, and will not permit any Subsidiary to, make any payment of principal in respect of any Affiliate Debt.

         4.17. MODIFICATION AND REFINANCING OF SENIOR CREDIT FACILITY.

                  (a) MODIFICATION OF SENIOR CREDIT FACILITY. The Company will not, and will not permit any Subsidiary to, amend, supplement, modify or waive any term of the Senior Debt outstanding under any Senior Credit Facility or any term of any of the agreements, documents and instruments relating to the Senior Credit Facility, if the effect thereof is to:

                           (i) increase the aggregate outstanding principal
                  amount of the Debt thereunder to an amount in excess of that permitted under Section 4.6(a)(ii) and Section 4.6(a)(iii);

                           (ii) make the scheduled final maturity date of the
                  Debt thereunder earlier than that specified under the Senior Credit Agreement, as in effect on the Closing Date;

                           (iii) make the Weighted Average Life to Maturity of
                  the Debt thereunder less than that of the Debt under the Senior Credit Agreement as in effect on the Closing Date; or

                           (iv) increase the interest rate on the Debt
                  thereunder by one hundred (100) basis points (or two hundred basis points if the Senior Agent can identify to the Purchasers that the transaction concluded involving both the Senior Agent and the certain of the Purchasers on or about April or May of 1999 provided that such restriction was two hundred basis points) or more if the ratio of Pro Forma Combined EBITDA for the period of four (4) full consecutive fiscal quarters of the Company then most recently ended to Pro Forma Combined Interest Expense for such period shall not be less than the applicable ratio specified in Section 4.4 as at such time.

                  (b) REFINANCINGS, ETC. The Company will not, and will not permit any Subsidiary to, incur, create, assume or Guaranty any Debt (the "REFINANCING DEBT") under any Senior Credit Facility to extend, refinance, refund or renew any other Debt (including, without limitation, Debt in respect of such or a predecessor Senior Credit Facility) (in each case, the "REFINANCED DEBT") unless:

                           (i) the aggregate outstanding principal amount of the
                  Refinancing Debt shall not at any time exceed the amount permitted under Section 4.6(a)(ii) and Section 4.6(a)(iii) with respect thereto at such time; PROVIDED, HOWEVER, that no such extension, refinancing, refunding or renewal may be in the form of a term loan in a principal amount in excess of that permitted in respect of the Term Loan Facility under section 4.6(a)(ii) at such time;

                           (ii) the scheduled final maturity date of the
                  Refinancing Debt is not earlier than that of the Refinanced Debt;

                           (iii) the Weighted Average Life to Maturity of the
                  Refinancing Debt is not less than that of the Refinanced Debt;

                           (iv) the Refinancing Debt has a ranking which is not
                  senior (as a result of any contractual or structural subordination, the grant of any collateral security therefor, any change in the Persons obligated with respect thereto or otherwise) to the ranking of the Refinanced Debt;

                           (v) the Refinancing Debt bears interest at market
                  rates prevailing at its date of issuance;

                           (vi) no Default or Event of Default shall have
                  occurred and be continuing as a result of the incurrence of the Refinancing Debt; and

                           (vii) if the interest rate on the Refinancing Debt is
                  one hundred (100) basis points (or two hundred basis points if the Senior Agent can identify to the Purchasers that the transaction most recently concluded involving both the Senior Agent and the certain of the Purchasers on or about April or May of 1999 provided that such restriction was two hundred basis points) or more higher than the interest rate on the Refinanced Debt, the interest rate on the Refinanced Debt, the ratio of Pro Forma Combined EBITDA for the period of four (4) full consecutive fiscal quarters of the Company then most recently ended to Pro Forma Combined Interest Expense for such period shall not be less than the applicable ratio specified in Section 4.4 as at such time.

         4.18. REFINANCING OF SENIOR CREDIT AGREEMENT.

                  (a) OFFERS TO PURCHASE SHARES UPON FAILURE TO REFINANCE. In the event that the Company fails to effect and consummate a Senior Facility Refinancing prior to December 31, 2001, the Company shall offer to sell to each holder of Notes that holder's ratable portion (rounded to the nearest whole share) of an aggregate of two hundred fifty thousand (250,000) shares of Parent Common Stock, at a purchase price of two mils ($.002) per share. In addition, if on any Quarterly Interest Payment Date commencing March 31, 2002, the Company's failure to effect and consummate a Senior Facility Refinancing shall continue, then, and in each such case, the Company shall offer to sell to each holder of Notes that holder's ratable portion (rounded to the nearest whole share) of an aggregate of twenty-five thousand (25,000) shares of Parent Common Stock, at a purchase price of two mils ($.002) per share.

                  (b) NOTICE OF FAILURE. The Company shall give written notice to each holder of Notes of its failure to effect and consummate a Senior Facility Refinancing prior to December 31, 2001 and of each Quarterly Interest Payment Date commencing March 31, 2002 on which the Company's failure to effect and consummate a Senior Facility Refinancing shall continue, in each case, within three (3) Business Days of such failure. Each such notice shall:

                           (i) specify such failure;

                           (ii) contain the offer required to be made pursuant
                  to Section 4.18(a);

                           (iii) specify, for each holder of Notes, the number
                  of additional shares of Parent Common Stock which such holder is entitled to purchase and the aggregate purchase price for the shares which such holder is entitled to purchase;

                           (iv) the date on which such proposed sale is to be
                  consummated (the "ADDITIONAL SALE CLOSING DATE"), which date shall be the day thirty (30) days after the occurrence of such failure; and

                           (v) describe, in reasonable detail, the procedure to
                  be followed in order to participate or refrain from participating in such sale, as set forth in this Section 4.18 and, in particular, shall state that a failure to respond to such notice shall be deemed to be an election to purchase the additional shares of Parent Common Stock so offered.

                  (c) ELECTION TO PURCHASE OR NOT PURCHASE ADDITIONAL SHARES Each holder of Notes may elect to purchase all the additional shares so offered to such holder either by delivering notice to the Company on or before the Additional Sale Closing Date or by failing to respond to the Company's notice. In either such event, the holder shall be deemed to have irrevocably subscribed to the purchase of all the additional shares so offered. Each holder of Notes may elect to purchase fewer than all additional shares so offered, or to reject the offer to purchase any additional shares, by delivering notice to the Company on or before the Additional Sale Closing Date to such effect. If a holder delivers such notice, the holder shall only be deemed to have subscribed to the number of shares, if any, such holder has elected to purchase pursuant to such notice.

                  (d) CLOSING OF SALE. Each holder of Notes which has elected, or is deemed to have elected, to participate in a sale pursuant to this
         Section 4.18 shall deliver to the Company by wire transfer in immediately available funds on the Additional Sale Closing Date the aggregate consideration (as set forth in Section 4.18(a)) for the number of shares such holder has elected, or has been deemed to have elected, to purchase. The Company shall deliver to each holder of Notes which has elected, or is deemed to have elected, to participate in a sale pursuant to this Section 4.18, against such wire transfer, a certificate or certificates representing the number of shares of Parent Common Stock such holder has elected or is deemed to have elected to purchase. In each case, the Company and the Parent shall take all steps necessary to insure that all such shares of Parent Common Stock, when issued, are duly and validly issued, fully paid, non-assessable and free of any preemptive or other similar subscription rights of others in respect of such issuance and free and clear of any Liens (other than Liens created by such holder of Notes).

5. REPORTING COVENANTS

         5.1. FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Notes:

                  (a) MONTHLY FINANCIAL STATEMENTS - as soon as practicable after the end of each monthly fiscal period in each Fiscal Year, and in any event within thirty (30) days thereafter:

                           (i) a consolidated balance sheet as at the end of
                  such month;

                           (ii) a consolidated income statement for such month
                  and (in the case of the second through the eleventh months, inclusive) for the portion of the Fiscal Year ending with such month; and

                           (iii) consolidated statements of changes in
                  stockholders' equity for, and disclosure of capital expenditures made and Debt repaid during, such month and (in the case of the second through the eleventh months, inclusive) for the portion of the Fiscal Year ending with such month;

         for the Company and the Subsidiaries, setting forth in each case in comparative form the figures for the corresponding month in the previous Fiscal Year and the corresponding amounts for such month specified in the annual financial budget required to be delivered pursuant to Section 5.1(d), all in reasonable detail, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and the Subsidiaries and their results of operations (subject to changes resulting from year-end adjustments), and accompanied by the certificate required by Section 5.2;

                  (b) QUARTERLY FINANCIAL STATEMENTS - as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within fifty (50) days thereafter:

                           (i) a consolidated balance sheet as at the end of
                  such quarter; and

                           (ii) consolidated statements of income and retained
                  earnings and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

         in each case for:

                                    (A) the Company and the Subsidiaries; and

                                    (B) the Parent and the Subsidiaries,
                           together with consolidating statements for the Parent, Finance and the Company;

         setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by a Senior Financial Officer, and accompanied by the certificate required by Section 5.2; PROVIDED, that delivery of copies of the Parent's Quarterly Report on Form 10-Q or Form 10-QSB filed with the SEC within the time period specified above shall be deemed to satisfy the requirements of this Section 5.1(b) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 5.1(b);

                  (c) ANNUAL FINANCIAL STATEMENTS - as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred five (105) days thereafter:

                           (i) a consolidated balance sheet as at the end of
                  such year; and

                           (ii) consolidated statements of income and retained
                  earnings and cash flows for such year;

         in each case for:

                                    (A) the Company and the Subsidiaries; and

                                    (B) the Parent and the Subsidiaries,
                           together with consolidating statements for the Parent, Finance and the Company;

         setting forth in the case of each consolidated financial statement, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                                             (I) in the case of such
                                    consolidated financial statements, an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Company or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP;

                                             (II) a certification by a Senior
                                    Financial Officer that such consolidated and consolidating statements are complete and correct; and

                                             (III) the certificates required by
                                    Section 5.2 and Section 5.3;

         PROVIDED, that the delivery of the Parent's Annual Report on Form 10-K or Form 10-KSB for such fiscal year filed with the SEC within the time period specified above shall be deemed to satisfy the requirements of this Section 5.1(c) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 5.1(c);

                  (d) ANNUAL FINANCIAL BUDGET - as soon as practicable after the end of each Fiscal Year, and in any event within 60 days thereafter, a consolidated budget and pro forma financial statements prepared by the management of the Company for the next succeeding Fiscal Year, displayed on a month-to-month basis, accompanied by a certification of a Senior Financial Officer that such budget has been approved by the Board of Directors;

                  (e) SEC AND OTHER REPORTS - promptly upon their becoming available:

                           (i) each financial statement, report, notice or proxy
                  statement sent by the Parent, the Company or any Subsidiary to stockholders generally;

                           (ii) each regular or periodic report (including,
                  without limitation, each Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Parent, the Company or any Subsidiary with the SEC; and

                           (iii) all press releases and other statements made
                  available by the Parent, the Company or any Subsidiary to the public concerning material developments in the business of the Parent, the Company or the Subsidiaries;

                  (f) NOTICE OF DEFAULT OR EVENT OF DEFAULT - within three (3) Business Days after becoming aware:

                           (i) of the existence of any condition or event which
                  constitutes a Default or an Event of Default; or

                           (ii) that the holder of any Note, or of any Debt
                  having principal amounts which individually or in the aggregate are equal to or greater than Five Hundred Thousand Dollars ($500,000), shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default;

         a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder and what action the Company is taking or proposes to take with respect thereto;

         (g) ERISA -

                           (i) within three (3) Business Days of becoming aware
                  of the occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the DOL or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) in connection with any Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the DOL or the PBGC with respect thereto; and

                           (ii) prompt notice of and, where applicable, a
                  description of:

                                    (A) any notice from the PBGC in respect of
                           the commencement of any proceedings pursuant to
                           section 4042 of ERISA to terminate any Plan or for the appointment of a trustee to administer any Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof;

                                    (B) the placement of any Multiemployer Plan
                           in reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; or

                                    (C) the occurrence of any event, transaction
                           or condition that could result in the incurrence of any liability of the Company or any ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

         PROVIDED, HOWEVER, that the Company shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of the Company and the Subsidiaries in respect of all such events at such time could not reasonably be expected to have a Material Adverse Effect;

                  (h) ENVIRONMENTAL NOTICES - upon the request of such holder made at any time during which a holder of Notes has a reasonable basis to believe that there may be a material violation of any Environmental Protection Law by the Company or any of its Subsidiaries, or any material liability of the Company or any of its Subsidiaries arising thereunder or related to a Release of Hazardous Materials on any real property owned, leased or operated by the Company or any of its Subsidiaries or a Release on real Property adjacent to such real Property, all such reports, certificates, engineering studies and other written material or data relative to such alleged violation or Release as any holder of Notes may reasonably require;

                  (i) AUDITOR'S REPORTS - each report or management letter submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made of the books of the Company or any Subsidiary;

                  (j) ACTIONS, PROCEEDINGS - promptly after the commencement of any action or proceeding relating to the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (k) OTHER CREDITORS - promptly upon the reasonable request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Debt to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

                  (l) AMENDMENTS TO SENIOR CREDIT FACILITY, ETC. - promptly upon the effectiveness thereof, copies of any amendment, waiver or consent with respect to any Senior Credit Facility Debt, other Senior Debt or Debt secured by a Lien;

                  (m) RULE 144A - promptly upon the reasonable request of any holder of Notes, information required to permit the holder to comply with 17 C.F.R. ss. 230.144A, as amended from time to time, in connection with a transfer of any Note; and

                  (n) REQUESTED INFORMATION - with reasonable promptness, such other data and information (including, without limitation, consolidating financial statements of any Subsidiary for any quarterly fiscal period of the Company or any fiscal year of the Company) as from time to time may be reasonably requested by any holder of Notes.

         5.2. OFFICER'S CERTIFICATES.

         Each set of financial statements delivered to each holder of Notes pursuant to Section 5.1(c) shall be accompanied by a certificate of a Senior Financial Officer, setting forth:

                  (a) COVENANT COMPLIANCE -- the financial information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 4 (in each case where such Section imposes numerical financial requirements) as of the end of the period covered by the financial statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision or authority, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         5.3. ACCOUNTANTS' CERTIFICATES.

         Each set of annual financial statements delivered pursuant to Section 5.1(c) shall be accompanied by a certificate of the accountants who were engaged to audit such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

         5.4. INSPECTION.

         The Company will permit the representatives of each holder of Notes to visit and inspect any of the Properties of the Company or any of the Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Expenses incurred by the holders of the Notes in connection with any exercise of their rights pursuant to this Section 5.4 at any time during which a Default or Event of Default shall be continuing shall be paid by the Company in accordance with Section 9.6.

         5.5. SUSPENSION OF OBLIGATION TO PROVIDE NON-PUBLIC INFORMATION.

         Notwithstanding the provisions of Section 5.1, any holder of Notes may, at any time, by written notice to the Company, suspend the obligation of the Company to provide to such holder any Non-Public Information, and upon receipt of any such notice, the Company, notwithstanding the provisions of Section 5.1, shall not provide any information or data which the Company believes may be Non-Public Information to such holder (but shall continue to provide all information required by Section 5.1 to all other holders) for the duration of the period of suspension indicated in such notice (or, if no period is indicated, for the period commencing on the date of such notice and lasting until the Company shall have received a contrary written notice from such holder). Notwithstanding the foregoing and notwithstanding the receipt of any such notice, the Company shall continue to provide to all holders all information required by Section 5.1(b), Section 5.1(c), Section 5.1(e) and Section 5.1(f) unless such notice specifically requests, in a writing enumerating such Section number, the Company not to provide the information required by any such Section.

6. EVENTS OF DEFAULT

         6.1. EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" exists at any time if any of the following both occurs and is continuing thereafter for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (a) PAYMENTS ON NOTES --

                           (i) Principal or Compensation Amount Payments - the
                  Company fails to make any payment of principal or Compensation Amount on any Note on the date such payment is due; or

                           (ii) Interest Payments, etc. - the Company fails to
                  make any payment of interest on, or any other amount due in respect of, any Note within (10) Business Days after the date such payment is due;

                  (b) OTHER DEFAULTS - the Company or any Subsidiary fails to comply with any other provision hereof or of any other Financing Document, and such failure continues for more than thirty (30) days after the date the Company first becomes aware of such failure (including, without limitation, by virtue of notice of such failure from the holder or holders of any Notes);

                  (c) WARRANTIES OR REPRESENTATIONS - any warranty, representation or other statement by or on behalf of the Company contained in the Securities Purchase Agreement or any other Financing Document, in any written amendment, supplement, modification or waiver with respect to any Financing Document or in any instrument furnished in compliance herewith or in reference hereto, shall have been false or misleading in any material respect when made;

                  (d) ACCELERATION OF SENIOR DEBT -

                           (i) any Obligor or any Subsidiary fails to make, when
                  due, at maturity, upon demand or otherwise, any payment or payments in an amount aggregating in excess of Five Hundred Thousand Dollars ($500,000) in respect of any Senior Debt; or

                           (ii) any event shall occur or any condition shall
                  exist in respect of any Senior Debt, or under any agreement securing or relating to such Senior Debt:

                                    (A) as a result of which the maturity of
                           such Senior Debt, or a portion thereof, is accelerated; or

                                    (B) that permits any one or more of the
                           holders thereof or a trustee therefor to require any Obligor or any Subsidiary to repurchase such Senior Debt from the holders thereof, and any such trustee or holder exercises such option;

         PROVIDED that the aggregate amount of all obligations in respect of all such Debt exceeds at such time Five Hundred Thousand Dollars ($500,000);

                  (e) DEFAULT ON OTHER DEBT -

                           (i) any Obligor or any Subsidiary fails to make, when
                  due, at maturity, upon demand or otherwise, any payment or payments in respect of any Debt (other than Senior Debt) having an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) or more; or

                           (ii) any event shall occur or any condition shall
                  exist in respect of Debt other than Senior Debt, or under any agreement securing or relating to Debt other than Senior Debt:

                                    (A) as a result of which the holder or
                           holders of such Debt, or some group of such holders or a trustee or agent acting on their behalf, may accelerate the maturity of such Debt, or a portion thereof; or

                                    (B) that permits any one or more of the
                           holders thereof or a trustee therefor to require the Company or any Subsidiary to repurchase such Debt from the holders thereof;

         PROVIDED that the aggregate amount of all obligations in respect of all such Debt exceeds at such time Five Hundred Thousand Dollars ($500,000);or

                  (f) INSOLVENCY -

                           (i) a receiver, liquidator, custodian or trustee of
                  any Obligor or of all or any substantial part of the Property of any of them, is appointed by court order; or an order for relief is entered with respect to any Obligor, or any Obligor is adjudicated a bankrupt or insolvent;

                           (ii) all or any substantial part of the Property any
                  Obligor is sequestered by court order; or

                           (iii) a petition is filed against any Obligor under
                  any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within forty-five (45) days after such filing;

                  (g) VOLUNTARY PETITIONS - any Obligor files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                  (h) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. - any Obligor makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator or trustee of any Obligor or of all or a substantial part of its Property;

                  (i) UNDISCHARGED FINAL JUDGMENTS - a final, non-appealable judgment or final, non-appealable judgments for the payment of money aggregating in excess of One Million Dollars ($1,000,000) is or are outstanding against one or more of the Company and the Subsidiaries and such judgment or judgments shall have been outstanding for more than sixty (60) days from the date of its entry and shall not have been discharged in full or stayed;

                  (j) FINANCING DOCUMENTS - any Financing Document shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against any Obligor party thereto; the validity or enforceability of any Financing Document against any Obligor party thereto shall be contested by any Obligor or any Affiliate; or any Obligor or Affiliate shall deny that any Obligor has any further liability or obligation under any Financing Document to which it is a party; or

                  (k) CERTAIN ACTIONS BY FINANCE, THE PARENT AND OTHER AFFILIATES -

                           (i) Finance shall incur, create, assume or Guarantee,
                  or otherwise be or become liable with respect to any Debt (other than Seller Notes, the Affiliate Guaranty, the June 1999 Affiliate Guaranty and other Guaranties of Senior Debt, the Notes or the June 1999 Senior Subordinated Notes) or shall amend, modify, supplement, renew, extend or refinance any Seller Notes or any provision thereof without the consent of the Required Holders in any way which would result in such Notes not being Seller Notes; or

                           (ii) Finance or the Parent shall authorize, issue,
                  sell or permit to be outstanding, any Preferred Stock, unless:

                                    (A) such Preferred Stock shall not, by its
                           terms, be redeemable, and the issuer thereof shall have no obligation to repurchase such Preferred Stock, in whole or in part, whether by operation of its terms or at the option of the issuer thereof or any holder thereof, for any reason (including, without limitation, as a result of failure to pay dividends in respect of such Preferred Stock) until December 31, 2005 or later;

                                    (B) the issuer thereof shall not be required
                           to pay in cash dividends with respect to such Preferred Stock until December 31, 2005 or later; PROVIDED HOWEVER, that such Preferred Stock may permit accrued but unpaid cash dividends to cumulate and the terms of such

                           Preferred Stock may permit the board of directors of the issuer thereof to declare and pay dividends in cash; but PROVIDED, FURTHER, that such board of directors may not declare or pay any such dividend in cash except to the extent that the Company may be permitted pursuant to Section 4.1 to make payments to Finance in at least the amount necessary to fund such dividends; and

                                    (C) no Obligor other than the Parent or
                           Finance shall have any obligation whatsoever (as obligor, guarantor or otherwise) in respect thereof; or

                           (iii) the Parent shall permit changes to the exercise
                  or conversion price, expiration date or any other Material economic term of the Series IV Warrants or any other Rights to acquire Capital Stock of the Parent outstanding on the Closing Date; or

                           (iv) the Parent shall:

                                    (A) own, hold or acquire any material
                           Property other than the Capital Stock of Finance; or permit Finance to hold or acquire any material Property other than the Capital Stock of the Company;

                                    (B) conduct, or permit Finance to conduct,
                           any business other than through the Company;

                                    (C) create, incur, assume or permit to exist
                           any Debt or other obligations, or Guaranty (other than Debt existing on the date hereof and scheduled on Part 2.2(b) of Annex 3 of the Securities Purchase Agreement and other than pursuant to the Affiliate Guaranty, the June 1999 Affiliate Guaranty and other Guaranties of Senior Debt, the Notes or the June 1999 Senior Subordinated Notes), endorse, become surety for or otherwise be responsible, directly or indirectly, for the obligations of any other Person other than pursuant to and in respect of any Right;

                                    (D) authorize, issue or sell any class of
                           Capital Stock (other than the Parent Common Stock) or authorize, issue, sell or create any Right exercisable into capital stock of any class (other than the Parent Common Stock); or

                                    (E) fail to own at any time (directly or
                           indirectly through Finance) all of the issued and outstanding Capital Stock of the Company; or

any Affiliate controlled by any Obligor shall, directly or indirectly, acquire or make any offer to acquire any Notes.

         6.2. DEFAULT REMEDIES.

                  (a) ACCELERATION OF MATURITY OF NOTES.

                           (i) ACCELERATION ON EVENT OF DEFAULT -

                                    (A) AUTOMATIC. If any Event of Default
                           specified in Section 6.1(f) shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon, together with, to the extent permitted by law, the Prepayment Compensation Amount at the time with respect to the principal amount of the Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                                    (B) BY ACTION OF HOLDERS. If any Event of
                           Default (other than an Event of Default specified in Section 6.1(f)) shall exist, the holders of at least sixty percent (60%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more the Company, any Subsidiary or any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes. Notwithstanding the foregoing, during any time during which there shall be Debt outstanding in respect of a Senior Credit Facility, no such declaration of acceleration shall become effective until the earlier of:

                                             (I) the exercise of any Remedies by
                                    the holder of any Debt of the Company or a Subsidiary; and

                                             (II) the date five (5) days after
                                    the Required Holders have given written
                                    notice to both the Company and the Senior
                                    Agent of such declaration of acceleration;
                                    PROVIDED, HOWEVER, that such acceleration shall only become effective on the fifth
                                    (5th) day following such declaration if one or more Events of Default shall be continuing.

                           (ii) ACCELERATION ON PAYMENT DEFAULT. During the
                  existence of an Event of Default described in Section 6.1(a), and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to Section 6.2(a)(i)(B):

                                    (A) any Purchaser who is a holder of Notes
                           who or which shall have not consented to any waiver with respect to such Event of Default; or

                                    (B) the holders of more than fifty percent
                           (50%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more the Company, any Subsidiary or any Affiliate) which shall have not consented to any waiver with respect to such Event of Default;

                  may, at its or their option, by notice in writing to the Company, declare the Notes then held by such holder or holders to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder or holders the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes. Notwithstanding the foregoing, during any time during which there shall be Debt outstanding in respect of a Senior Credit Facility, no such declaration of acceleration shall become effective until the earlier of:

                                             (I) the exercise of any Remedies by
                                    the holder of any Debt of the Company or a Subsidiary; and

                                             (II) the date five (5) days after
                                    such Purchaser or holder or holders of Notes shall have given written notice to both the Company and the Senior Agent of such declaration of acceleration; PROVIDED, HOWEVER, that such acceleration shall only become effective on the fifth (5th) day following such declaration if an Event of Default described in Section 6.1(a) shall be continuing.

                  (b) VALUABLE RIGHTS. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Prepayment Compensation Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

                  (c) OTHER REMEDIES. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall become due and payable pursuant to Section 6.2(a), and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein; provided, however, that the maturity of such holder's Notes may be accelerated only in accordance with Section 6.2(a).

                  (d) NONWAIVER; REMEDIES CUMULATIVE. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. All rights and remedies of each holder of Notes hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or remedies any such holder of Notes would otherwise have.

                  (e) SUBORDINATION. The rights of the holders of the Notes to receive payments in respect of this Agreement and the Notes, and to exercise any remedies, solely as between the holders of the Notes and the holders of the Senior Debt, shall be subject in all respects to the provisions of Section 7; PROVIDED, HOWEVER, that all such rights shall remain unconditional and absolute as between the holders of the Notes and the Company.

         6.3. ANNULMENT OF ACCELERATION OF NOTES.

         If a declaration is made pursuant to Section 6.2(a)(i)(B), then and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof; PROVIDED, HOWEVER, that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

                  (b) all arrears of interest upon all of the Notes and all of the other sums payable hereunder and under the Notes (except any principal of, or interest or Prepayment Compensation Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 6.2(a)(i)(B)) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been waived pursuant to Section 9.5 or otherwise made good or cured;

and PROVIDED FURTHER that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

7. SUBORDINATION

         7.1. GENERAL; AMENDMENT OF SUBORDINATED DEBT; NO LIENS SECURING SUBORDINATED DEBT.

                  (a) GENERAL; RELIANCE. The Company agrees for itself and its successors and assigns, and each holder of Subordinated Debt, by its acceptance thereof, shall be deemed to have agreed, notwithstanding anything to the contrary in any of the Subordinated Notes, this Agreement or any other agreement, document or instrument related thereto, that the payment of the Subordinated Debt shall be subordinated to the extent and in the manner provided in this
         Section 7 to the prior payment in full of all Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter incurred, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Section 7. No present or future holder of Senior Debt shall be prejudiced in its right to enforce the subordination of the Subordinated Debt effected pursuant to this
         Section 7 by any act or failure to act on the part of the Company or any Subsidiary.

                  (b) AMENDMENTS OF SUBORDINATED DEBT. Without the consent of the Senior Agent, the Company and the holders of the Subordinated Debt may not amend or waive the provisions of Section 6.1, Section 6.2,
         Section 6.3 or Section 7, or amend or waive any defined term to the extent used therein, or change the amount or timing of any payment of principal, interest or Compensation Amount in a manner which would adversely affect the holders of the Senior Debt.

                  (c) SECURITY. Each holder of Subordinated Debt agrees with and for the benefit of each holder of Senior Debt, but not with or for the benefit of the Company, that until the Senior Debt is paid in full, it will not take any action to obtain or accept, without the consent of the holders of Senior Debt, any Lien upon any Property of the Company or any of its Subsidiaries, other than a Lien created or granted by the Company, or any equitable Lien created as contemplated pursuant to,
         Section 4.7(b).

                  (d) OTHER OBLIGORS. The provisions of this Section 7 which apply to the Company shall apply with equal force to each other Obligor, in case, with respect to the obligations of such Obligor in respect of any of the Financing Documents, and the obligations of each such other Obligor in respect of the Financing Documents shall be similarly subordinated to the Senior Debt, MUTATIS MUTANDIS.

         7.2. INSOLVENCY, ETC.

         In the event of and Insolvency Proceeding, all Senior Debt shall first be paid in full before payment or distribution, whether in cash, securities or other property (other than Reorganization Securities), shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property (other than Reorganization Securities), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing at the contract rate after the commencement of any such proceedings) shall have been paid in full. Each holder of Subordinated Debt shall duly and promptly take such action as is reasonably necessary to file appropriate claims or proofs of claims in any of the proceedings referred to above in this Section 7.2 and to execute and deliver such other instruments and take such other actions as may be reasonably necessary to prove or realize upon such claims and to have the proceeds of such claims paid as provided in this
Section 7.2, and, in the event any holder of Subordinated Debt shall not have made any such filing on or prior to the date ten (10) days before the expiration of the time for such filing or shall not have timely executed or delivered any such other instruments and taken such other actions, the holders of Senior Debt, acting through the Senior Agent, are hereby irrevocably authorized and empowered (but shall have no obligation), as the agent and attorney-in-fact for such holder for the specific and limited purpose set forth in this Section 7.2, to file such proof of claim for or on behalf of such holder, execute and deliver such other instrument for or on behalf of such holder and take such other action as may be necessary under applicable law to collect any amounts due in respect of such claim in such proceeding. Anything contained in this paragraph notwithstanding, the right to vote any claim or claims in respect of any Subordinated Debt in connection with any proceedings referred to above in this Section 7.2 is exclusively reserved to the holder of such Subordinated Debt.

         7.3. BLOCKAGE OF PAYMENTS ON SUBORDINATED DEBT.

                  (a) SENIOR DEBT PAYMENT DEFAULT. In the event that the Company shall default in the payment of any principal of, premium, if any, or interest on, or any fees or other amounts in respect of, any Senior Debt outstanding under the Senior Credit Facility when the same shall have become due and payable, whether at maturity, at a date fixed for prepayment or otherwise, then, unless and until such default shall have been cured or waived in a writing received by the Company or shall have ceased to exist or all such payments shall have been made in full or the stated maturity of such Senior Debt shall have been accelerated (in which case the provisions of Section 7.3(b) shall immediately become applicable), no direct or indirect payment or distribution of any kind or character (in cash, securities (except Reorganization Securities) or other Property or otherwise) shall be made or agreed to be made on or in respect of any Subordinated Debt. All payments in respect of the Subordinated Debt postponed under this Section 7.3(a) shall be immediately due and payable upon the termination of such postponement (together with such additional interest as is provided herein and in the Notes for late payment of principal, premium or interest); the remittance in full of such payments by the Company in accordance with the terms of this Agreement and the acceptance thereof by the holders of the Notes shall be deemed to constitute a cure by the Company and a waiver by the holders of the Notes of any Event of Default that existed immediately prior to such remittance and acceptance to the extent that such Event of Default existed solely as a consequence of the previous non-payment of such postponed payments during such period of postponement.

                  (b) ACCELERATION OF SENIOR DEBT. In the event that the holders of any Senior Debt outstanding under a Senior Credit Facility shall declare such Senior Debt to be due and payable prior to its stated maturity in accordance with such Senior Credit Facility, no payment or distribution of any kind or character (whether in cash, securities (except Reorganization Securities) or other Property) shall be made on or in respect of any Subordinated Debt, and no holder of Subordinated Debt shall take or receive from the Company, directly or indirectly, in cash, securities (except Reorganization Securities) or other Property by way of set-off or in any other manner, payment of all or any of the Subordinated Debt until the earlier of:

                           (i) the payment in full of such Senior Debt; or

                           (ii) the rescission or termination of such
                  declaration by the Senior Agent, as required under the Senior Credit Facility.

         All payments in respect of the Subordinated Debt postponed under this
         Section 7.3(b) shall be immediately due and payable upon the termination of such postponement (together with such additional interest as is provided herein and in the Notes for late payment of principal, premium or interest); the remittance in full of such payments by the Company in accordance with the terms of this Agreement and the acceptance thereof by the holders of the Notes shall be deemed to constitute a cure by the Company and a waiver by the holders of the Notes of any Event of Default that existed immediately prior to such remittance and acceptance to the extent that such Event of Default existed solely as a consequence of the previous non-payment of such postponed payments during such period of postponement.

                  (c) SENIOR DEBT EVENT OF DEFAULT. In the event and during the continuance of any non-payment "Event of Default" (after the expiration of any grace period in respect thereof and the giving of any notice with respect thereto) under, and as defined in, the Senior Credit Facility (a "SENIOR DEBT EVENT OF DEFAULT") and before the declaration of the Senior Debt under the Senior Credit Facility to be due and payable prior to its stated maturity (in which case the provisions of Section 7.3(b) shall immediately become applicable), the holders of such Senior Debt acting through the Senior Agent may give to the Company written notice referring to the Notes and this Agreement and specifying that it is a notice of a Senior Debt Event of Default (a "SENIOR DEBT EVENT OF DEFAULT NOTICE") and, thereafter, no payment or distribution of any kind or character (whether in cash, securities (except Reorganization Securities) or other Property) shall be made on or in respect of any Subordinated Debt, and no holder of Subordinated Debt shall take or receive from the Company, directly or indirectly, in cash, securities (except Reorganization Securities) or other Property or by way of set-off or in any other manner, payment of all or any of the Subordinated Debt during the period (a "SENIOR DEBT BLOCKAGE PERIOD") commencing on the Senior Debt Blockage Commencement Date and ending on the earliest of:

                           (i) the date of the repayment in full of such Senior
                  Debt;

                           (ii) the date on which such Senior Debt shall have
                  been declared due and payable prior to its stated maturity (in which case the provisions of Section 7.3(b) immediately shall become applicable);

                           (iii) the date on which such Senior Debt Event of
                  Default shall have been cured or waived and written notice thereof received by the Company from the holders of such Senior Debt acting through the Senior Agent;

                           (iv) the date on which such holders of such Senior
                  Debt, acting through the Senior Agent, shall have delivered to the Company and each holder of Subordinated Debt a notice referring to the Notes and the immediately preceding Senior Debt Event of Default Notice and stating that such Senior Debt Event of Default Notice has been withdrawn; or

                           (v) the one hundred seventy-ninth (179th) day
                  following the giving of such Senior Debt Event of Default Notice pursuant to this Section 7.3(c).

         Notwithstanding the foregoing:

                                    (A) only one Senior Debt Event of Default
                           Notice may be given with respect to any single occurrence of a Senior Debt Event of Default;

                                    (B) no Senior Debt Event of Default Notice
                           may be given in respect of any Senior Debt Event of Default that was continuing during a previous Senior Debt Blockage Period;

                                    (C) no Senior Debt Event of Default Notice
                           shall be effective at any time to prevent any payment from being made by or on behalf of the Company for or on account of any Subordinated Debt (and any such Senior Debt Event of Default Notice shall be or become null and void AB INITIO) if, within the one hundred eighty (180) day period ending immediately prior to the date on which such Senior Debt Default Notice shall have been delivered to the Company and each holder of Subordinated Debt, a Senior Debt Blockage Period was in effect for all or part of such period; and

                                    (D) not more than five (5) Senior Debt
                           Blockage Periods may be imposed under this Section 7.3(c) during the term of the Notes.

         All payments in respect of the Subordinated Debt postponed during any Senior Debt Blockage Period shall be immediately due and payable upon the termination thereof (together with such additional interest at the default rate of interest provided in the Notes for late payment of principal, premium, or interest); the remittance in full of such payments by the Company in accordance with the terms of this Agreement and the acceptance thereof by the holders of the Notes shall be deemed to constitute a cure by the Company and a waiver by the holders of the Notes of any Event of Default that existed immediately prior to such remittance and acceptance to the extent that such Event of Default existed solely as a consequence of the previous non-payment of such postponed payments during such period.

                  As used herein the term "Senior Debt Blockage Commencement Date" means:

                                    (A) in the case of any Senior Debt Event of
                           Default arising solely under Section 10.1.9 of the Senior Credit Agreement (or any similar provision under a successor Senior Credit Facility), the earlier of

                                            (1) the date ninety-one (91) days
                                    after the date of receipt by the Company of the Senior Debt Event of Default Notice; and

                                            (2) the date the Senior Agent shall
                                    have given notice to the Company another that a Senior Debt Event of Default (other than a Senior Debt Event of Default arising under

                                    Section 10.1.9 of the Senior Credit
                                    Agreement (or any similar provision under a successor Senior Credit Facility)), has occurred; and

                                    (B) in the case of other Senior Debt Event
                           of Default, the date of receipt by the Company of the Senior Debt Event of Default Notice.

                  (d) ACCELERATION OF SUBORDINATED DEBT. Without limiting any provision hereof that may restrict the ability of the holders of the Subordinated Debt to accelerate the maturity of all or any portion thereof, in the event that any Subordinated Debt is declared due and payable before its stated maturity, then and in such event the holders of Senior Debt outstanding at the time such Subordinated Debt so becomes due and payable shall be entitled to receive payment in full on all amounts due or to become due on or in respect of such Senior Debt, before the Company may make, and before any holder of Subordinated Debt is entitled to receive, any payment or distribution of assets of the Company of any kind or character, whether in cash, securities (except Reorganization Securities) or other Property on account of any Subordinated Debt. All payments in respect of Subordinated Debt postponed under this Section 7.3(d), including all principal and interest, and the Compensation Amount in respect of, and all other amounts payable in respect of Section 9.6(c) in respect of thereof, shall be immediately due and payable upon the termination of such postponement (together with such additional interest as is provided herein and in the Notes for late payment of principal, premium or interest).

                  (e) NOTICE BY COMPANY. The Company shall given prompt written notice to each holder of Subordinated Debt of its receipt of any notice received by it from any holder of Senior Debt (or any agent acting on its behalf) under this Section 7.3. The Company shall include with each notice given to a holder of Subordinated Debt under this Section 7.3(e) a copy of the applicable notice received by the Company from any holder or holders of Senior Debt (or any agent acting on its or their behalf). All such notices and copies shall be delivered by the Company as provided for in Section 9.1. Failure of the Company to give any notice that the Company is required to give shall not affect the enforceability of this Section 7.

         7.4. SUBORDINATED DEBT PAYMENTS AND REMEDIES.

         Nothing contained in this Section 7 shall prevent the Company from making, or any holder of Subordinated Debt from accepting, at any time except as expressly provided in Section 7.3 and Section 7.2, payments of principal of (and Compensation Amount, if any) or interest on the Notes and other payments in respect thereof in accordance with the terms thereof, except that the Company may not make and the holders of the Subordinated Debt may not accept or retain any prepayment to or for the benefit of any holder of Subordinated Debt without the consent of the Senior Agent; PROVIDED, HOWEVER, that, notwithstanding the foregoing: (1) the Company may repurchase Notes in accordance with Section 1.6, and the holders of Notes may accept and retain payments made in respect of such repurchases so long as, after giving effect thereto, either no default or event of default under the Senior Credit Facility shall have occurred or be continuing or the Senior Bank Obligations shall have been or concurrently therewith shall be paid in full; and (2) the holders of Notes shall be permitted to tender Notes in payment of the purchase price for additional shares of Common Stock pursuant to the Investors Rights Agreement in accordance with the provisions of Section 1.7. Nothing contained in this Section 7 is intended to or shall prevent any holder of Subordinated Debt from exercising any rights or remedies provided by applicable law, at equity, hereunder or under the Notes upon a Default or an Event of Default, subject to the rights under the provisions of Section 7.3 and Section 7.2 of the holders of the Senior Debt to receive cash, Securities or other Property otherwise payable or deliverable to the holders of Subordinated Debt; PROVIDED, HOWEVER, that, the foregoing notwithstanding, no holder of Subordinated Debt may declare, or join in the declaration of, any Subordinated Debt to be due and payable prior to its stated maturity or otherwise accelerate the maturity of the principal of its Subordinated Notes, accrued interest thereon or Compensation Amount or other amounts due thereon (other than pursuant to Section 6.2(a)(i)(A)), without first providing the five (5) days' notice referred to in Section 6.2(a)(i)(B) or
Section 6.2(a)(ii), as the case may be (which notice may be given during the last five (5) Business Days of a Senior Debt Default Blockage Period); and PROVIDED FURTHER that, the foregoing notwithstanding, in the event that any payment or payments in respect of the Subordinated Debt shall have been suspended pursuant to Section 7.3(a) or Section 7.3(c), no holder of Subordinated Debt may exercise any Remedies (except that the holders of Subordinated Debt may join in any bankruptcy or similar proceeding commenced or joined in by the holders of the Senior Debt), at any time during any period commencing on the date such payments shall have been suspended pursuant to
Section 7.3(a) or Section 7.3(c), as the case may be, and ending on the earlier to occur:

                  (a) the date one hundred seventy-nine (179) days after the date such payments shall have been suspended pursuant to Section 7.3(a) or Section 7.3(c), as the case may be;

                  (b) the date such suspension of payments pursuant to Section 7.3(a) or Section 7.3(c), as the case may be, shall have terminated pursuant to Section 7.3(a) or Section 7.3(c), as the case may be; and

                  (c) the first day upon which any holder of Debt of the Company or any Subsidiary shall commence the exercise of any Remedies in respect of such Debt (including, without limitation, any declaration by the holders of the Senior Debt that such Senior Debt is due and payable prior to its stated maturity date);

but may exercise any Remedies at any time during which payment in respect of the Subordinated Debt shall have been suspended pursuant to Section 7.3(b). For the avoidance of doubt, the holders of Subordinated Debt may exercise any and all Remedies immediately upon the termination of the period referred to in the immediately preceding sentence.

         7.5. PAYMENTS AND DISTRIBUTIONS RECEIVED.

         If:

                  (a) any payment or distribution of any character or any security, whether in cash, Securities or other Property (other than Reorganization Securities), shall be received by any holder of any Subordinated Debt in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full in cash or cash equivalents (or with other assets acceptable to the holders of the Senior Debt); and

                  (b) any holder of such Senior Debt shall have notified such holders of Subordinated Debt, within forty-five (45) days of any such payment or distribution, of facts by reason of which such collection or receipt so contravenes this Section 7;

then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, to the Senior Agent, for the benefit of the holders of the Senior Debt, and, until so delivered, the same shall be held in trust by such holders of the Subordinated Debt as the Property of the holders of the Senior Debt in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid. If after any amount is so delivered to the Senior Agent pursuant to this Section 7.5, whether or not such amount has been applied to the payment of Senior Debt, the outstanding Senior Debt shall thereafter be paid in full by the Company or otherwise other than pursuant to this Section 7.5, the holders of the Senior Debt shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 7.5 that is in excess of the amount, if any, so applied to the payment of such Senior Debt.

         Notwithstanding the foregoing, in the event that the holders of the Subordinated Debt reasonably believe that there is more than one holder of Senior Debt and the holders of the Subordinated Debt shall not have received reasonably satisfactory evidence that such Senior Agent is both entitled to accept such payment on behalf of all holders of Senior Debt and required to deliver payment to the other holders of the Senior Debt in the respective amounts, if any, due such holders of Senior Debt, then the holders of the Subordinated Debt may turn over such payment or distribution, rather than to the Senior Agent, to a court of competent jurisdiction in an appropriate interpleader proceeding pending determination by such court of the holders of Senior Debt entitled to receive all or any portion of such payment or distribution, and, from and after the date of such payment into court, the holders of the Subordinated Debt shall have no further liability therefor.

         7.6. NO PREJUDICE OR IMPAIRMENT.

         No present or future holder of any Senior Debt shall be prejudiced in the right to enforce the subordination of the Subordinated Debt by any act or failure to act on the part of the Company or the holders of the Subordinated Debt. Nothing contained herein shall impair, as between the Company and the holder of any Subordinated Debt, the obligation of the Company to pay to the holder thereof the principal thereof and interest thereon and Compensation Amount as and when the same shall become due and payable in accordance with the terms thereof and of this Agreement, or prevent the holder of any Subordinated

Debt from exercising all rights, powers and Remedies otherwise permitted by applicable law or hereunder upon a Default or Event of Default hereunder, all subject to the terms of this Section 7.

         7.7. PAYMENT OF SENIOR DEBT, SUBROGATION, ETC.

         Upon the payment in full of all Senior Debt in cash or cash equivalents (or with other assets acceptable to the holders of the Senior Debt), the holders of Subordinated Debt shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of the Subordinated Debt by reason of such subrogation, of cash, securities or other Property that otherwise would be paid or distributed to the holders of the Subordinated Debt shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a payment or distribution by the Company on account of Senior Debt and not on the account of the Subordinated Debt.

         7.8. RELIANCE OF HOLDERS OF SENIOR DEBT.

         Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions set forth in this Section 7 are, and are intended to be, an inducement to and a consideration of each holder of Senior Debt, whether such Senior Debt was created or acquired before or after the creation of the Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt.

         7.9. CHANGES IN HOLDERS OF SENIOR DEBT.

         Upon the Company's being informed of any new holder of Senior Debt, the Company shall promptly inform the holders of Subordinated Debt of the names and addresses of such new holders. Upon the Company's being informed of the change in the addresses of any holder or holders of Senior Debt, the Company shall promptly inform the holders of Subordinated Debt of the same; PROVIDED, HOWEVER, that the failure of the Company to provide such notice to the holders of the Subordinated Debt shall not affect the validity of this Section 7 with respect to, or the enforceability of this Section 7 by, the Senior Agent and the lenders under the Senior Credit Facility.

         7.10. OBLIGATIONS OF HOLDERS OF SUBORDINATED DEBT.

         The obligations of the holders of the Subordinated Debt under this
Section 7 are several and not joint. No holder of Subordinated Debt shall be liable, directly or indirectly, hereunder or on account of any act or omission of any other holder of Subordinated Debt.

8. INTERPRETATION OF THIS AGREEMENT

         8.1. TERMS DEFINED.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         ACCEPTABLE CONSIDERATION - means, with respect to any Transfer of any Property of the Company or any Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) as is, in each case, equal to the Fair Market Value thereof.

         ACCEPTABLE CONTROL PERSON - means any Person or Group who were the beneficial owners of a majority of the Voting Stock or other voting equity interest in an Acquired Person immediately prior to the Acquisition of such Acquired Person by the Company or a Subsidiary, and who received, whether prior to, on or after the Closing Date, Parent Common Stock in respect of such Acquisition.

         ACCEPTABLE EQUITY CONSIDERATION - means Acceptable Consideration consisting solely of cash, Marketable Securities or a combination of cash and Marketable Securities.

         ACQUIRED BUSINESS - means and includes, in connection with any computation of Pro Forma Combined EBITDA or Pro Forma Combined Interest Expense for any period, any Person, all the Capital Stock of which or substantially all of the Property of which was acquired by the Company or a Subsidiary, or which shall have merged into or consolidated with the Company (with the Company being the Surviving Corporation) or which shall have merged with or into or consolidated with a Subsidiary with the result that the Surviving Corporation became a Subsidiary, in each case, during such period, if, but only if:

                  (a) Consolidated EBITDA and Consolidated Interest Expense for such acquired Persons for such Period can be determined on a basis reasonably acceptable to the Required Holders for such period, and the Debt of such acquired Persons can be determined on a basis reasonably acceptable to the Required Holders as at the relevant time of determination; and

                  (b) concurrently with any such determination, the Company shall have delivered to the holders of the Notes audited financial statements (to the extent available) and other financial information prepared in accordance with GAAP and reasonably satisfactory to the Required Holders with respect to such acquired Person, which financial statements and information demonstrates the basis for such determination to an extent reasonably satisfactory to the Required Holders.

         ACQUIRED PERSON - means a Person which becomes the subject of an Acquisition (whether or not such Person becomes a Subsidiary as a result of such Acquisition).

         ACQUISITION - means any transaction (including any merger or consolidation, but not including the formation of new Subsidiaries after the Closing Date) pursuant to which:

                  (a) the Company or any Subsidiary acquires all or substantially all the Voting Stock of any Person other than the Company or any Person which is then a Subsidiary;

                  (b) any other Person merges into or consolidates with the Company or a Subsidiary such that the Company or a Subsidiary is the Surviving Corporation;

                  (c) any Person undertakes any reorganization providing for the delivery or issuance to the holders of all such Person's then outstanding Voting Stock in exchange for such Voting Stock, of any Securities of the Company or any Subsidiary; or

                  (d) the Company or any Subsidiary purchases all or substantially all of the business or Property of any Person (other than a Subsidiary of the Company), or a division comprising any discrete business or business segment of any Person.

         AFFILIATE - means and includes, at any time, each Person (other than a Subsidiary):

                  (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

                  (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company;

                  (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company; or

                  (d) that is an officer or director of the Company, the Parent, Finance or any Subsidiary;

         at such time; PROVIDED, HOWEVER, that none of the Purchasers nor any affiliate of any Purchaser shall be deemed to be an "Affiliate," and no Person holding any one or more of the Notes shall be deemed to be an "Affiliate" solely by virtue of the ownership of such securities. As used in this definition:

         CONTROL - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

In any event, the Parent and Finance shall be deemed to be Affiliates.

         AFFILIATE DEBT - means any Debt of the Company or a Subsidiary which is owing to an Affiliate.

         AFFILIATE GUARANTOR - means the Parent, Finance, each Subsidiary (other than an Insignificant Subsidiary) and each other Affiliate which becomes obligated in respect of any Senior Debt.

         AFFILIATE GUARANTY - means the Unconditional Guaranty, of even date herewith, of the Affiliate Guarantors, in the form of Exhibit 4.6(c) to the Securities Purchase Agreement, as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, and together with any Joinder Agreements, in the form of Annex 2 thereto, executed by any Subsidiaries or Affiliates becoming parties thereto.

         AFFILIATE TRANSACTION - Section 4.13(a).

         AGREEMENT, THIS - and references thereto shall mean this Note Agreement as it may from time to time be amended or supplemented.

         APPLICABLE INTEREST LAW - means any present or future law (including, without limitation, the laws of the State of New York and the United States of America) which has application to the interest and other charges pursuant to this Agreement and the Notes.

         BENEFICIAL OWNER - has the meaning contemplated by Rule 13d-3 under the Exchange Act.

         BOARD OF DIRECTORS - means the Board of Directors of the Company.

         BUSINESS DAY - means a day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         CAPITALIZED INTEREST AMOUNT - Section 1.1(b)(ii)(B).

         CAPITAL LEASE - means, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         CAPITAL EXPENDITURES - means, for any period, the difference of all expenditures made, directly or indirectly, by the Company and the Subsidiaries for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, which would be shown on a consolidated balance sheet prepared in accordance with GAAP for such period as additions to property, plant or equipment of the Company and the Subsidiaries.

         CAPITAL STOCK - means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

         CHANGE IN CONTROL - means, at any time, the occurrence of any one or more of the following events:

                  (a) any Person other than an Acceptable Control Person, or any Group other than a Group composed solely of Acceptable Control Persons, shall be or have become Beneficial Owners of Parent Common Stock, Rights or other Voting Stock of the Parent of more than thirty-five percent (35%) (by percentage of votes) on a Diluted Basis of the Voting Stock of the Parent outstanding at such time;

                  (b) an Acceptable Control Person, or any Group composed solely of Acceptable Control Persons, shall be or have become Beneficial Owners of Parent Common Stock, Rights or other Voting Stock of the Parent of fifty percent (50%) or more (by percentage of votes) on a Diluted Basis of the Voting Stock of the Parent outstanding at such time;

                  (c) the Parent shall fail at any time, either directly or indirectly through Finance, to hold one hundred percent (100%) of the Capital Stock of the Company (including, without limitation, all Voting Stock of the Company) and one hundred percent (100%) of the Rights exercisable or convertible into Capital Stock of the Company;

                  (d) any one Person or Group shall have nominated, elected or named, or shall have obtained the right or ability to nominate, elect or name, whether by contract, as Beneficial Owners of Voting Stock of the Parent or otherwise, a majority of the board of directors of the Parent, or Persons serving similar functions;

                  (e) any Person or Group other than the Parent, directly or indirectly through Finance, shall have nominated, elected or named, or shall have obtained the right or ability to nominate, elect or name, a majority of the Board of Directors or Persons serving similar functions; or

                  (f) a Transfer, in a single transaction or series of related transactions, of all or substantially all of the Property of either the Parent or the Company shall occur.

         CHANGE IN CONTROL NOTICE EVENT - means:

                  (a) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

                  (b) the making of any written offer by any Person or Group to the holders of any Voting Stock which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

         CHANGE IN CONTROL PAYMENT DATE -- Section 1.6(b).

         CHANGE IN CONTROL COMPENSATION AMOUNT -- Section 1.6(b).

         CLOSING DATE - means the date any Notes are first sold.

         CLOSING PRICE - means, on any date with respect to any share of common stock of a Person:

                  (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case, as officially reported on the New York Stock Exchange, Inc., if such common stock is there listed and, if such common stock is not there listed, on the American Stock Exchange, Inc.

                  (b) if such common stock is not then listed on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc., then the last trading price of such common stock on such date as reported by the NASDAQ National Market of the NASDAQ Stock Exchange, or if there shall have been no trading on such date, the average of the reported closing bid and asked prices on such date as shown by the NASDAQ National Market of the NASDAQ Stock Exchange.

         COMMON SHARES - means the seven hundred fifty thousand (750,000) shares of shares of Parent Common Stock purchased by the Purchasers on the Closing Date pursuant to the Securities Purchase Agreement.

         COMPANY - the introductory paragraph.

         COMPANY COMMON STOCK - means the Common Stock, par value $.001 per share, of the Company.

         COMPENSATION AMOUNT - means and includes Prepayment Compensation Amount, Equity Offering Compensation Amount and Change in Control Compensation Amount.

         CONSOLIDATED DEPRECIATION EXPENSE - means, for any Persons for any period, the amount of depreciation and amortization expense of such Persons determined on a consolidated basis for such period.

         CONSOLIDATED EBITDA -- means, for any Persons for any period, the sum of:

                  (a) the difference of:

                           (i) Consolidated Net Income of such Persons; minus

                           (ii) to the extent included in revenues in the
                  determination of Consolidated Net Income of such Persons, the aggregate amount of interest income and non-cash income of such Persons, determined on a consolidated basis for such Persons for such period;

                  PLUS

                  (b) to the extent, but only to the extent, each of such amounts were deducted from revenues in the determination of Consolidated Net Income of such Persons for such period:

                           (i) Consolidated Interest Expense of such Persons;
                  PLUS

                           (ii) Consolidated Tax Expense of such Persons; PLUS

                           (iii) Consolidated Depreciation Expense of such
                  Persons; PLUS

                           (iv) other non-cash charges (including amortization
                  of deferred financing costs or original issue discount attributable to Debt, but excluding capitalized interest in respect of Debt), determined on a consolidated basis for such Persons;

         in each case determined in respect of such period.

         CONSOLIDATED INTEREST EXPENSE -- means, for any Persons for any period, the amount of interest accrued on, or with respect to, interest bearing obligations of such Persons, including, without limitation:

                  (a) interest on Debt (including, in the case of Consolidated Interest Expense of the Company and the Subsidiaries, the Notes) accruing (whether or not such interest is paid in cash during such period);

                  (b) imputed interest on Capital Leases; and

                  (c) commissions, discounts and other fees and charges payable in connection with Letters of Credit of such Persons;

         but in each such case, excluding any amortization of any deferred financing costs or original issue discount attributable to such Debt; in each case, determined on a consolidated basis for such period.

         CONSOLIDATED NET COMPANY INCOME -- means, for any period, net income of the Company and the Subsidiaries determined on a consolidated basis for such period, but excluding:

                  (a) any gain or loss arising from the sale of capital assets or any write-up or write-down of assets;

                  (b) earnings or losses of any Subsidiary accrued prior to the date it became a Subsidiary;

                  (c) earnings or losses of any Person, substantially all the Capital Stock or Property of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;

                  (d) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

                  (e) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

                  (f) the earnings or losses of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction;

                  (g) any gain or loss arising from the acquisition of any Securities of the Company or any Subsidiary;

                  (h) any portion of the net earnings of the Company that cannot be freely converted into United States dollars; and

                  (i) other extraordinary gains or losses (including, without limitation, non-recurring charges attributable to the transaction expenses related to the transactions contemplated by the Financing Documents).

         CONSOLIDATED NET INCOME -- means, for the Company and the Subsidiaries for any period, Consolidated Net Company Income, and for any other Persons for any period, net income of such Persons determined on a consolidated basis for such period, but excluding:

                  (a) any gain or loss arising from the sale of capital assets or any write-up or write-down of assets;

                  (b) earnings or losses of any Person accrued prior to the date it became a subsidiary of such Person or Persons;

                  (c) earnings or losses of any Person, substantially all the Capital Stock or Property of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;

                  (d) net earnings of any other Person in which such Persons shall have an ownership interest unless such net earnings shall have actually been received by one or more of such Persons in the form of cash distributions;

                  (e) any portion of the net earnings of any of such Persons that for any reason is unavailable for payment of dividends to the parent company of such Persons;

                  (f) the earnings or losses of any other Person to which assets of any of such Persons shall have been sold, transferred or disposed of, or into which any of such Persons shall have merged, prior to the date of such transaction;

                  (g) any gain or loss arising from the acquisition of any Securities of any of such Persons;

                  (h) any portion of the net earnings of such Persons that cannot be freely converted into United States dollars; and

                  (i) other extraordinary gains or losses.

         CONSOLIDATED SENIOR SECURED FUNDED DEBT - means, at any time, Senior Secured Funded Debt of the Company and the Subsidiaries, determined on a consolidated basis at such time.

         CONSOLIDATED TAX EXPENSE - means, for any Persons for any period, tax expense of the such Persons, determined on a consolidated basis for such period.

         CONSOLIDATED TOTAL ASSETS - means, at any time, an amount equal to the book value of all assets of the Company and the Subsidiaries, determined on a consolidated basis at such time.

         CONSOLIDATED TOTAL FUNDED DEBT - means, at any time, Total Funded Debt of the Company and the Subsidiaries, determined on a consolidated basis at such time.

         DEBT -- with respect to any Person, means, without duplication, the liabilities of such Person with respect to:

                  (a) BORROWED MONEY - borrowed money or evidenced by a note, bond or debenture;

                  (b) DEFERRED PURCHASE PRICE OF PROPERTY - the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

                  (c) SECURED LIABILITIES - borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                  (d) CAPITAL LEASES - Capital Leases of such Person;

                  (e) LETTERS OF CREDIT - Letters of Credit issued for the benefit of such Person;

                  (f) SWAPS - Swaps of such Person; and

                  (g) GUARANTIES - any Guaranty of such Person of any obligation or liability of another Person of obligations of the type listed in clause (a) through clause (f) of this definition of Debt.

         As used in this definition,

                  SWAPS - means, with respect to any Person, obligations with respect to interest rate swaps and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof. The aggregate net obligation of Swaps at any time shall be the aggregate amount of the obligations of such Person under all Swaps assuming all such Swaps had been terminated by such Person as of the end of the then most recently ended fiscal quarter of such Person. If such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero Dollars ($0).

         Unless the context otherwise requires, "Debt" means Debt of the Company or of a Subsidiary.

         DEFAULT - means any event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

         DILUTED BASIS - means, with respect to any calculation of the number of shares of Voting Stock of any Person held by another Person at any time, the sum of:

                  (a) the number of shares of Voting Stock (by number of votes) outstanding at such time; PLUS

                  (b) the aggregate number of shares of Voting Stock issuable upon the exercise, conversion or exchange, as the case may be, of all Rights held by such Person (but not any other Rights) at such time which are then currently exercisable or may become exercisable within sixty (60) days into Voting Stock.

         DOL - means the United States Department of Labor and any successor agency.

         ENVIRONMENTAL PROTECTION LAW - means any law, statute or regulation enacted by any Governmental Authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Materials and any applicable orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

         EQUITY OFFERING - means the issuance and sale of Parent Common Stock by the Parent to the public in an offering registered under section 5 of the Securities Act.

         EQUITY OFFERING COMPENSATION AMOUNT - Section 1.3(b)(ii).

         EQUITY REALIZATION EVENT - means and includes:

                  (a) a sale for Acceptable Equity Consideration of all (but not less than all) of the issued and outstanding shares of Parent Common Stock to a Person other than the Parent, Finance, the Company, any Affiliate Guarantor or any Affiliate;

                  (b) a merger or consolidation of the Parent into a Person other than Finance, the Company, any Affiliate Guarantor or any Affiliate in which the Parent is not the Successor Corporation, or a sale for Acceptable Equity Consideration of all or substantially all of the Property of the Company or the Parent followed by a distribution of such Acceptable Equity Consideration to the stockholders of the Parent; in either case, in which all holders of the Parent Common Stock receive their respective ratable share of such Acceptable Equity Consideration in respect of their investment in the Parent Common Stock;

or

                  (c) both:

                                    (i) the Parent becomes a Qualifying Public
                           Company; and

                                    (ii) the Common Shares and any shares of
                           Parent Common Stock otherwise issued to any holder of Notes pursuant to the provisions of this Agreement (including, without limitation, Section 4.18) are Marketable Securities.

         ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         ERISA AFFILIATE - means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         EVENT OF DEFAULT - Section 6.1.

         EXCHANGE ACT - means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC thereunder.

         EXCLUDED TRANSFERS - means and included Transfers referred to in and expressly permitted by any of Section 4.9(a)(i), Section 4.9(a)(ii), Section 4.9(a)(iii) or Section 4.9(a)(iv).

         FAIR MARKET VALUE - means, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

         FINANCE - means Questron Finance Corp., a Delaware corporation, a wholly-owned subsidiary of the Parent and parent of the Company.

         FINANCING DOCUMENTS - means and includes this Agreement, the Securities Purchase Agreement, the Notes, the Affiliate Guaranty, the Investors' Rights Agreement and each instrument of joinder or accession thereto, the SBIC Side Letter and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

         FLORIDA EXCISE TAX - means and includes the Florida excise tax on documents imposed by FLA. STAT.ss.201.08 or any similar or successor provision.

         FOREIGN PENSION PLAN - means any plan, fund or other similar program:

                  (a) established or maintained outside of the United States of America by the Company or a Subsidiary primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or a Subsidiary, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement; and

                  (b) not otherwise subject to ERISA.

         FUNDED DEBT - means, at any time, Debt which would be classified as long-term Debt on a balance sheet of the obligor thereof at such time, and including, without limitation, in any event, but without duplication:

                  (a) Debt which, by its terms or by the terms of any instrument or agreement relating thereto, matures, or which is otherwise payable or unpaid, one (1) year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof, to a date one (1) year or more from the date of the creation thereof;

                  (b) Debt outstanding in respect of any revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one (1) year, notwithstanding that any such Debt may be payable on demand or within one (1) year after the creation thereof; and

                  (c) all payments required to be made within one (1) year on account of principal of Debt described in clause (a) or clause (b) of this definition;

PROVIDED, HOWEVER, that "Funded Debt" shall not in any event include Letters of Credit.

         GAAP - means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States of America.

         GOVERNMENTAL AUTHORITY - means:

                  (a) the government of:

                                    (i) the United States of America and any
                           state or other political subdivision thereof; or

                                    (ii) any other jurisdiction in which the
                           Company conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs of, or the Property of, the Company; and

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         GROUP - means two (2) or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Securities of an issuer, as contemplated by section 13(d)(3) of the Exchange Act.

         GUARANTY - means with respect to any Person (for the purposes of this definition, the "GUARANTOR") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

                  (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (b) to advance or supply funds:

                           (i) for the purchase or payment of such indebtedness,
                  dividend or obligation; or

                           (ii) to maintain working capital or other balance
                  sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

                  (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof;

and the terms "GUARANTEE," "GUARANTEED" or "GUARANTEEING," used as verbs, have correlative meanings.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability:

                           (i) in each case where the obligation that is the
                  subject of such Guaranty is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount of the direct obligation then outstanding; and

                           (ii) in each case where the obligation that is the
                  subject of such Guaranty is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount (if any) of the direct obligation that is then due.

         HAZARDOUS MATERIAL - means all or any of the following:

                  (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Protection Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP toxicity" or "EP toxicity";

                  (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

                  (c) any flammable substances or explosives or any radioactive materials;

                  (d) asbestos or urea formaldehyde in any form; and

                  (e) dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         INDEPENDENT DIRECTORS - means those directors of the Parent who are not employed by, and who otherwise do not serve, the Company other than in their capacity as directors, and who, but for their being directors of the Parent, would not otherwise be an Affiliate.

         INSIGNIFICANT SUBSIDIARY - means, at any time, a Subsidiary or group of Subsidiaries which, individually or in the aggregate, meets or meet all three
(3) of the following tests:

                  (a) the aggregate amount of all Investments of the Company and all other Subsidiaries in such Subsidiary at such time is not more than two percent (2%) of Consolidated Total Assets at such time;

                  (b) the amount of total assets which would appear on a balance sheet of such Subsidiary prepared in accordance with GAAP at such time is not more than two percent (2%) of Consolidated Total Assets at such time; and

                  (c) the Consolidated Net Income of such Subsidiary and its Subsidiaries for the period of four (4) full consecutive fiscal quarters of the Company most recently ended at such time is not more than two percent (2%) of Consolidated Net Company Income for such period.

         INSOLVENCY PROCEEDING - means and includes:

                  (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its Property;

                  (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

                  (c) any assignment by the Company for the benefit of creditors; or

                  (d) any other marshaling of the assets of the Company.

         INVESTMENTS - means all investments, made in cash or by delivery of Property, by the Company and the Subsidiaries:

                  (a) in any Person, whether by acquisition of Capital Stock, Debt or other obligation or Security, or by loan, Guaranty, advance or capital contribution, or otherwise; or

                  (b) in any Property.

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

         INVESTORS' RIGHTS AGREEMENT - means the Investors' Rights Agreement, of even date herewith, among the Parent and the Purchasers, as amended and modified from time to time in compliance with its terms.

         IRC - means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         IRR - means, with respect to an array of cash flows on given dates, the internal rate of return (based on a 365-day year) in respect of such cash flows, calculated by using the "XIRR" function of Microsoft Excel, or should such function no longer be available, the equivalent technique for calculating the internal rate of return with respect to such cash flows.

         JUNE 1999 AFFILIATE GUARANTY - means the Unconditional Guaranty, dated as of June 30, 1999, of the Affiliate Guarantors, in the form of Exhibit 4.6(c) to the June 1999 Securities Purchase Agreement, as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, and together with any Joinder Agreements, in the form of Annex 2 thereto, executed by any Subsidiaries or Affiliates becoming parties thereto.

         JUNE 1999 SECURITIES PURCHASE AGREEMENT - means, collectively, each of the several identical Securities Purchase Agreements, dated as of June 29, 1999, among the Company, the Parent and each of the purchasers named therein, relating to the offering and sale of the June 1999 Senior Subordinated Notes and 680,000 shares of common stock of Questron Technology, Inc., as each is amended from time to time.

         JUNE 1999 SENIOR SUBORDINATED NOTES - means the Company's 14.50% Senior Subordinated Notes due June 30, 2005.

         JUNIOR SUBORDINATED DEBT - means and includes:

                  (a) any Affiliate Debt; and

                  (b) all other Debt of the Company or any Subsidiary which, by its terms, is expressly subordinated in right of payment to the Notes.

         LETTERS OF CREDIT - means, with respect to any Person, letters of credit, bankers' acceptances or instruments serving a similar function issued or accepted by banks and other financial institutions, in each case, for the account of such Person.

         LIEN - means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property (for purposes of this definition, the "Owner"), whether such interest is based on the common law, statute or contract, and includes but is not limited to:

                  (a) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing;

                  (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property;

                  (c) stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements affecting the Owner's rights in stock owned by the Owner; and

                  (d) any interest in any Property held by the Owner evidenced by a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to such Property has been retained by or vested in some other Person for security purposes.

The term "Lien" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements.

         MARKETABLE SECURITIES - means shares of common stock issued by a Qualifying Public Company in consideration for or upon conversion of Parent Common Stock in connection with an Equity Realization Event which:

                  (a) (excluding treasury Securities and Securities held by affiliates of such corporation) have had an aggregate market value of One Hundred Million Dollars ($100,000,000) or more for each of the sixty (60) consecutive Trading days immediately preceding the date of determination;

                  (b) are registered under section 12(b) or section 12(g) of the Exchange Act;

                  (c) are listed and admitted to trading on the New York Stock Exchange, Inc., the American Stock Exchange, Inc, or the National Market System of the NASDAQ Stock Exchange; and

                  (d) which may be resold immediately in the public markets by each and every holder of Notes receiving such shares of common stock without requirement of further registration under the Securities Act and without any restriction under Rule 144 or Rule 145 under the Securities Act.

         MARKET PRICE - means, per share of Parent Common Stock, as of any date of determination, the arithmetic mean of the daily Closing Prices for the twenty
(20) consecutive trading days before such date of determination.

         MATERIAL - means material in relation to:

                  (a) the business, operations, profits, financial condition, Properties or business prospects of the Company and the Subsidiaries, taken as a whole;

                  (b) the ability of the Company or an Subsidiary to perform its respective obligations under any Financing Document; or

                  (c) the validity or enforceability of any of the Financing Documents.

         MATERIAL ADVERSE EFFECT - means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse as to, or in respect of:

                  (a) the business, operations, profits, financial condition, Properties or business prospects of the Company and the Subsidiaries, taken as a whole;

                  (b) the ability of the Company or an Subsidiary to perform its respective obligations under any Financing Document; or

                  (c) the validity or enforceability of any of the Financing Documents.

         MAXIMUM LEGAL RATE OF INTEREST - means the maximum rate of interest that a holder of Notes may from time to time legally charge the Company by agreement and in regard to which the Company would be prevented successfully from raising the claim or defense of usury under the Applicable Interest Law as now or hereafter construed by courts having appropriate jurisdiction.

         MINIMUM RETURN VALUE - means, with respect to the Notes being redeemed on any payment date pursuant to Section 1.3(c), the greater of:

                  (a) one hundred percent of the aggregate principal amount of such Notes being redeemed; and

                  (b) that amount which, if paid to the holders of the Notes on November 10, 2002, would yield to such holder an IRR of twenty-five percent (25%) PER ANNUM in respect of all the Notes and all the Common Shares, taking into account:

                           (i) the actual purchase price paid for the Notes and
                  the Common Shares on the Closing Date;

                           (ii) the transaction fee payable to the Purchasers
                  pursuant to Section 4.13 of the Securities Purchase Agreement, as of the actual date of payment thereof;

                           (iii) all cash interest actually paid by the Company
                  in respect of the Notes and any cash dividends actually paid by the Company in respect of the Common Shares, in each case, actually paid prior to the date of the Equity Realization Event giving rise to the calculation of Minimum Return Value, and, in each case, as of the actual date of payment thereof;

                           (iv) to the extent paid by the Company on the payment
                  date, the amount of any accrued and unpaid interest due to the holders of the Notes on the payment date, as of the actual payment date; and

                           (v) the principal amount and Prepayment Compensation
                  Amount, if any and other premium, if any, actually paid by the Company in connection with any redemption of the Notes pursuant to Section 1.3 or otherwise prior to the date of the Equity Realization Event giving rise to the calculation of Minimum Return Value, in each case, as of the actual date of payment thereof; and

                                    (vi) (A) in the event that the Common Shares
                           are either actually purchased for cash or actually converted into the immediate right to receive cash in connection with the Equity Realization Event giving rise to such calculation of Minimum Return Value, the aggregate Net Purchaser Share Price actually paid to the holders of the Common Shares in connection with such Equity Realization Event; ASSUMING,

                  HOWEVER, that such payment were made on November 10, 2002, rather than as of the actual date of payment thereof; or

                                    (B) in the event that the Common Shares are
                           not actually purchased for cash or converted into the immediate right to receive cash in connection with such Equity Realization Event, a hypothetical payment on November 10, 2002 to the holders of the Common Shares on such date, at a per share price equal to eighty percent (80%) of the Market Price of the Common Stock, such Market Price to be calculated as of date of the Equity Realization Event. For purposes of calculating the Minimum Return Value in the event that the Common Shares are not actually purchased for cash or converted into the immediate right to receive cash in connection with such Equity Realization Event, only such hypothetical payment shall be taken into account, and no adjustment upward or downward shall be made in the Minimum Return Value in the event that the actual consideration received upon actual sale of the Common Shares is greater than or less than such hypothetical amount.

         MULTIEMPLOYER PLAN - means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

         NET EQUITY OFFERING PROCEEDS - means, with respect to any Equity Offering, the cash proceeds thereof, net of all costs and out-of-pocket expenses in connection therewith (including, without limitation, placement, underwriting and brokerage fees and expenses), to the extent, but only to the extent, that such net proceeds are paid by the Parent (directly or indirectly through Finance) to the Company in respect of the purchase of additional Company Common Stock or are otherwise contributed by the Parent to the Company.

         NET PURCHASER SHARE PRICE - means, with respect to any Transfer of Common Shares or conversion of Common Shares into the right to receive cash, in either case, in connection with an Equity Realization Event, the net price received by the holders of Common Shares from such Transfer or conversion, after deduction of any commissions, discounts, underwriters compensation in connection with such Transfer or conversion.

         NON-PUBLIC INFORMATION - means any information or data concerning the business, financial condition, results of operations, properties or prospects of the Parent, the Company, the Obligors or the Company and the Subsidiaries, which:

                  (a) has not been delivered generally to the securityholders of the Parent; and

                  (b) has not been made generally available to the public through SEC filing, press release or otherwise.

         NOTE - means and includes each 14.50% Senior Subordinated Note due June 30, 2005 issued pursuant to this Agreement, as each may be amended from time to time.

         OBLIGORS - means and includes the Company and each Affiliate Guarantor.

         PAID IN FULL, PAYMENT IN FULL and similar expressions refer to payment in full in cash in lawful currency of the United States of America or immediately available United States federal funds. Unless expressly agreed to in writing by the holder of a claim, payment in any other manner or by any other type of Property or substituted obligation shall not constitute payment in full.

         PARENT - means Questron Technology, Inc., a Delaware corporation.

         PARENT COMMON STOCK - means the Common Stock, par value $0.001 per share, of the Parent, together with the associated Share Purchase Rights, for so long as such Share Purchase Rights shall remain attached thereto pursuant to the terms of the Share Purchase Rights Agreement.

         PBGC - means the Pension Benefit Guaranty Corporation, or any other Person succeeding to the duties thereof.

         PERMITTED AFFILIATE LEASE - means and includes:

                  (a) a lease (other than a Capital Lease) by a Permitted Seller, as lessor, of real Property owned by such Permitted Seller and previously leased by such Permitted Seller to an Acquired Person as a facility or other place of business of such Acquired Person, to the Company or any Subsidiary, as lessee, for use as a facility or other place of business of the Company or such Subsidiary, in contemplation of and in connection with the Acquisition of such Acquired Person; PROVIDED, HOWEVER, that such lease is entered into by the Company or such Subsidiary pursuant to the reasonable requirements of the business of the Company or such Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate; and

                  (b) any subsequent renegotiation, modification, amendment or extension of any such lease, notwithstanding that the Permitted Seller may, at the time of such renegotiation, modification, amendment or extension, be an Affiliate, so long as:

                           (i) such Permitted Seller, together with all of its
                  affiliates, does not hold or beneficially own more than fifteen percent (15%) of the Parent Common Stock; and

                           (ii) such renegotiated, modified, amended or extended
                  terms continue to meet the reasonable requirements of the business of the Company or such Subsidiary and continue to be upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate;

PROVIDED, HOWEVER, that the aggregate amount of all payments in respect of all such leases to any one Permitted Seller and its affiliates shall not exceed Five Hundred Thousand Dollars ($500,000) in any calendar year.

         PERMITTED JOINT VENTURE - means equity Investments agreed upon among the Company and the Required Holders.

         PERMITTED SELLER - means and includes a stockholder or other owner or affiliate of any Acquired Person; PROVIDED, HOWEVER, that such stockholder, owner or other affiliate of such Acquired Person was not, prior to the date of the Acquisition of such Acquired Person, an Affiliate.

         PERSON - means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PLAN - means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         PREFERRED STOCK - means, with respect to any company, Capital Stock of such company which shall be entitled to preference or priority over any other Capital Stock of such company in respect of either or both of the payment of dividends or the distribution of assets upon liquidation.

         PREPAYMENT COMPENSATION AMOUNT - means, with respect to the date any payment of principal in respect of the Notes is due, whether upon acceleration of the maturity thereof, upon an optional prepayment or otherwise, (the "PREPAYMENT DATE"), the amount equal to product of the principal amount being prepaid multiplied by the percentage reflected in the chart below for the relevant Prepayment Date:


                       If Prepayment Occurs During                           Percentage of
                       the Period Specified Below:                         Prepaid Principal:
                       ---------------------------                         ------------------
From and including November 1, 2000 up to and including October 31, 2001        10.00%
From and including November 1, 2001 up to and including October 31, 2002         8.00%
From and including November 1, 2002 up to and including October 31, 2003         6.00%
From and including November 1, 2003 up to and including October 31, 2004         4.00%
From and including November 1, 2004 up to and including February 28, 2005        2.00%
From and including March 1, 2005 and thereafter                                  0.00%


         PRO FORMA ASSUMPTIONS - means, with respect to any acquisition by the Company or any Subsidiary of an Acquired Business during any measuring period, the following assumptions:

                  (a) the acquisition of each Acquired Business occurred on the first day of such period;

                  (b) all Debt incurred, created, assumed or Guaranteed by the Company or any Subsidiary during such period (including, without limitation, in respect of any such acquisition) was incurred by the Company or such Subsidiary on the first day of such period, and any existing Debt repaid with the proceeds of any such newly incurred Debt was repaid on the first day of such period; and

                  (c) all interests expense and other expense in connection with such newly incurred Debt began accruing as of the first date of such period and, to the extent that any such newly incurred Debt bore or bears interest at a floating rate, the rate in effect prior to the date of the actual incurrence thereof was the rate in effect on the date of incurrence thereof.

         PRO FORMA COMBINED EBITDA - means, for any period, without duplication:

                  (a) Consolidated EBITDA of the Company and the Subsidiaries for such period; and

                  (b) Consolidated EBITDA of each Acquired Business acquired during such period;

on a pro forma combined basis, making the Pro Forma Assumptions in connection with such calculation.

         PRO FORMA COMBINED INTEREST EXPENSE - means, for any period, without duplication:

                  (a) Consolidated Interest Expense of the Company and the Subsidiaries for such period; and

                  (b) Consolidated Interest Expense of each Acquired Business acquired during such period;

on a pro forma combined basis, making the Pro Forma Assumptions in connection with such calculation.

         PROPERTY - means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PURCHASERS - the introductory paragraph.

         QUALIFYING PUBLIC COMPANY - means, at any time of determination, a corporation duly organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, the common stock of which:

                  (a) (excluding treasury shares and shares held by affiliates of such corporation) has had an aggregate market value of One Hundred Million Dollars ($100,000,000) or more for each of the sixty (60) consecutive Trading days immediately preceding the date of determination;

                  (b) is registered under section 12(b) or section 12(g) of the Exchange Act; and

                  (c) is listed and admitted to trading on the New York Stock Exchange, Inc., the American Stock Exchange, Inc, or the National Market System of the NASDAQ Stock Exchange or a major European exchange, acceptable to the Required Holders in their discretion.

         QUARTERLY INTEREST PAYMENT DATE - Section 1.1.

         REFINANCED DEBT - Section 4.17(b).

         REFINANCING DEBT - Section 4.17(b).

         RELEASE - has the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.ss. 39601 ET SEQ.

         REMEDIES - means, with respect to any Debt:

                  (a) the acceleration of the maturity such Debt or joining in the acceleration thereof; the exercise of any option by the holder of such Debt to require the Company or any Subsidiary to repurchase such Debt; or the demand for payment in respect of any Debt due on demand;

                  (b) the collection of, or commencement of proceedings to enforce or collect, such Debt against the Company or any Subsidiary or any of their respective Property;

                  (c) the holder of such Debt taking possession of or foreclosing upon (whether by judicial proceedings or otherwise) any security for, or exercising any other such rights and remedies with respect to, such Debt or any claim with respect thereto;

                  (d) the filing by holders of such Debt of a petition under 11 U.S.C. ss. 303(b) or any similar federal, state or local law respecting relief of debtors or commencing any Insolvency Proceeding; or

                  (e) the taking by the holder of such Debt of any other similar action against the Company or any Subsidiary.

As used in this definition, the term "holder" of Debt shall include an agent or trustee therefor, whether or not such agent or trustee holds any Debt.

         REORGANIZATION SECURITIES - means and includes:

                  (a) Capital Stock or Rights of the Company or any successor corporation, provided for by a plan of reorganization or readjustment, the payment of which (to the extent any payments are required) is subordinated, at least to the extent provided in Section 7 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any Securities issued in respect of the Senior Debt under any such plan of reorganization or readjustment; and

                  (b) other Securities of the Company or any other Person, provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided in Section 7 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any Securities issued in respect of the Senior Debt under any such plan of reorganization or readjustment.

         REQUIRED HOLDERS - means, at any time, the holders of more than fifty percent (50%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate).

         RESTRICTED INVESTMENT - means, at any time, all Investments (including, without limitation, Investments in Persons other than Wholly-Owned Subsidiaries) except Investments:

                  (a) in Property (including, without limitation, real Property and interests therein) to be used in the ordinary course of business, and current assets arising from the sale of goods and services in the ordinary course of business, of the Company and the Subsidiaries;

                  (b) in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the full faith and credit of the United States of America; PROVIDED that such obligations mature within one (1) year from the date of acquisition thereof;

                  (c) in any obligation of any state or municipality thereof given either of the two (2) highest ratings by at least one credit rating agency of recognized national standing and maturing within one
         (1) year from the date of acquisition;

                  (d) in certificates of deposit maturing within one (1) year from the date of acquisition and given one (1) of the two (2) highest ratings by at least one credit rating agency of recognized national standing and issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars ($250,000,000);

                  (e) in money market mutual funds that invest solely in so-called "money market" instruments maturing not more than one (1) year after the acquisition thereof and given the highest rating by at least one credit rating agency of recognized national standing;

                  (f) in commercial paper given either of the two (2) highest ratings by at least one credit rating agency of recognized national standing and maturing not more than two hundred seventy (270) days from the date of creation thereof;

                  (g) outstanding on the Closing Date and listed on PART 2.2(G) OF ANNEX 3;

                  (h) in an amount not exceeding One Million Dollars ($1,000,000) in the aggregate in the Permitted Joint Venture; and

                  (i) consisting of loans or other advances of money for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business, in an aggregate amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000) at any one time;

                  (j) any other Investments not expressly permitted by the provisions of clauses (a) through (i), inclusive, of this definition, in an aggregate outstanding amount at any one time not exceeding Five Hundred Thousand Dollars ($500,000); and

                  (k) in Wholly-Owned Subsidiaries or Persons who, immediately after giving effect to the making of such Investment, would become Wholly-Owned Subsidiaries, so long as such Persons are in materially the same line of business as was the Company on the Closing Date; it being understood that any Investment in any Person other than a Wholly-Owned Subsidiary which is not expressly permitted by the provisions of clauses (a) through (j), inclusive, of this definition shall be Restricted Investments.

         RESTRICTED PAYMENT -- means

                  (a) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or Rights of the Company (including, without limitation, the Company Common Stock and any Preferred Stock of the Company), now or hereafter outstanding, except a dividend payable in respect of the Company Common Stock which is payable solely in shares of Company Common Stock;

                  (b) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or Rights of any Subsidiary, now or hereafter outstanding, except:

                           (i) a dividend in respect of the common stock of such
                  Subsidiary payable solely in shares of common stock of such Subsidiary; and

                           (ii) to the extent that such dividend or distribution
                  is, directly or indirectly, payable to the Company or a Wholly-Owned Subsidiary;

                  (c) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Capital Stock or Rights of the Company now or hereafter outstanding, except to the extent that such redemption, retirement, purchase or other acquisition is effected solely by the issuance of Company Common Stock to Finance or the Parent;

                  (d) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Capital Stock or Rights of any Subsidiary now or hereafter outstanding, except to the extent that either:

                           (i) such redemption, retirement, purchase or other
                  acquisition is effected solely by the issuance of common stock of such Subsidiary; or

                           (ii) such redemption, retirement, purchase or other
                  acquisition is made from, and the payment in respect of such redemption, retirement, purchase or other acquisition is paid, directly or indirectly, to the Company; and

                  (e) any payment, whether in respect of principal, premium, interest, fees, expenses or otherwise, in respect of, or any redemption, retirement, purchase or other acquisition, direct or indirect, of, any Affiliate Debt.

         REVOLVING CREDIT FACILITY - means each revolving credit or similar facility existing under a Senior Credit Facility providing for a commitment to make loans on the request of the Company or a Subsidiary from time to time, which funds may be repaid by the Company or such Subsidiary from time to time and reborrowed by the Company or a Subsidiary.

         RIGHTS - means, with respect to any Person, any right, warrant, option or other similar right to purchase or receive Capital Stock of such Person (including, without limitation, in the case of the Parent, the Share Purchase Rights).

         SBIC SIDE LETTER - means the letter agreement, of even date herewith, between Exeter Capital Partners IV, L.P. and the Company, regarding certain terms and conditions regarding the Notes and the Common Shares.

         SEC - means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

         SECURITIES ACT - means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         SECURITIES PURCHASE AGREEMENT - means that certain Securities Purchase Agreement, of even date herewith, among the Company, the Parent and the Purchasers, relating to the offering and sale of the Series B Senior Subordinated Notes and Common Shares.

         SECURITY - means "security" as defined by section 2(1) of the Securities Act.

         SELLER NOTES - means promissory notes issued by Finance to the former owners of any business acquired in a transaction or series of substantially contemporaneous transactions by the Company or any Subsidiary (whether by purchase of the Property of such business, purchase of the Capital Stock of the Person owning and operating such business, by merger or consolidation with such Person or otherwise) as the part of the purchase or acquisition price paid by the Company or such Subsidiary for such business, so long as:

                  (a) as a result of such transaction, all the Property of such business shall become Property of the Company or a Wholly-Owned Subsidiary;

                  (b) such notes shall not require any payment or prepayment of principal or be redeemable, and Finance shall have no obligation to repurchase such notes, in whole or in part, whether by operation of their terms or at the option of Finance or any holder thereof, for any reason until December 31, 2005 or later; and

                  (c) Finance shall not be required to pay interest in cash with respect to such notes (or, if payment of any interest is required, then Finance shall be permitted, at its option, to capitalize such payment of interest or make such payment of interest in additional Seller Notes) until December 31, 2005;

                  (d) Finance shall not pay any such interest in cash except to the extent that the Company may be permitted pursuant to Section 4.1 to make payments to Finance in at least the amount necessary to fund such cash payments of interest;

                  (e) no Obligor other than Finance shall have any obligation whatsoever (as obligor, guarantor or otherwise) in respect thereof; and

                  (f) such notes are subordinated in right of payment to the Notes on terms and subject to conditions acceptable to the Required Holders in their discretion.

         SENIOR AGENT - means and includes:

                  (a) for so long as the Senior Credit Agreement remains outstanding, Ableco Finance LLC, as collateral agent under the Senior Credit Agreement; and

                  (b) thereafter, any one agent or lender in respect of a successor revolving credit, term loan or similar agreement which is designated as a Senior Credit Facility, or representative of either, designated in writing to each holder of Notes by the predecessor Senior Agent and the Company as being a "Senior Agent."

         SENIOR BANK OBLIGATIONS - means, with respect to a Senior Credit Facility, all present and future Debt and obligations of every type and description arising under or in respect of the Senior Credit Facility and all claims in any manner based thereon, arising therefrom or related thereto, and shall include, without limitation:

                  (a) all debts, liabilities and other obligations at any time outstanding in respect of such Debt or under any agreement governing the Senior Credit Facility or any part thereof, and all other claims from time to time outstanding for loans made or letters of credit issued, Guaranteed or provided or other credit extended to the Company or any Subsidiary under the Senior Credit Facility or any part thereof, in each case whether or not allowed, allowable or enforceable in any Insolvency Proceeding;

                  (b) all claims for interest at any time accrued thereon, computed and determined at the rates (including any applicable post-default rates) provided in the agreements or instruments governing the Senior Credit Facility or any part thereof, whether or not any such claim is allowed, allowable or enforceable in any Insolvency Proceeding;

                  (c) all claims for fees, expense reimbursements and indemnification payable by the Company or any Subsidiary under any such agreement or instrument or under any document, agreement or instrument executed by the Company or any Subsidiary pursuant thereto in connection therewith, whether or not any such claim is allowed, allowable or enforceable in any Insolvency Proceeding;

                  (d) all claims of the holders of all or any part of the Senior Credit Facility for which collateral security is granted by the Company or any Subsidiary under any such document, instrument or agreement; and

                  (e) all other claims in any manner based thereon, arising therefrom or related thereto; and specifically including (without limitation) any and all disallowed post-petition interest or expense claims in any Insolvency Proceeding.

         SENIOR CREDIT AGREEMENT - means the Amended and Restated Loan and Security Agreement, dated as of June 29, 1999, among the Obligors, Congress Financial Corporation (Florida), as administrative agent, Ableco Finance LLC, as collateral agent, and the lenders named therein.

         SENIOR CREDIT FACILITY - means and includes:

                  (a) the Senior Credit Agreement, for so long as the Senior Credit Agreement remains in effect, as amended, modified or supplemented in accordance with Section 4.17(a); and

                  (b) any other Senior Secured Funded Debt of the Company, which has refinanced, renewed, replaced or extended the Senior Debt governed by the terms of either the Senior Credit Agreement or a predecessor Senior Credit Facility, which both the Company and the Senior Agent under the predecessor Senior Credit Facility (or, if no such other agreement is then in effect, by the Company) have designated in writing to each holder of Notes as being a "Senior Credit Facility;" PROVIDED, HOWEVER, that, by making such designation, the predecessor Senior Credit Facility shall cease to be the Senior Credit Facility (but any Debt outstanding or incurred thereunder shall continue to be Senior Debt for so long as such Debt meets the definition thereof), and which is incurred in compliance with Section 4.17(b).

         SENIOR DEBT - means and includes:

                  (a) all Senior Bank Obligations, in an aggregate amount not greater than that permitted pursuant to Section 4.6(a)(ii); and

                  (b) all principal and interest and other obligations on other Debt of the Company incurred or otherwise created in compliance with
         Section 4.6(a)(iii), to the extent that, and only to the extent that, either such Debt is incurred under a Senior Credit Facility or the Company shall have identified such Debt, and the holder thereof, to each holder of Notes in writing as Senior Debt, together with a certificate of a Senior Financial Officer demonstrating that the incurrence thereof complies with the provisions of Section 4.6(a)(iii), together with any Guaranty of such amounts;

PROVIDED, HOWEVER, that "Senior Debt" shall not include under any circumstances:

                           (i) any Debt (other than Junior Subordinated Debt)
                  that, by its terms or the terms of any ancillary agreement with the holders of such Debt, is expressed to be subordinated in right of payment to any other Debt of the Company or any Subsidiary (other than the Subordinated Debt), all of which Debt shall be PARI PASSU with the Subordinated Debt;

                           (ii) any Junior Subordinated Debt; and

                           (iii) any Debt incurred in violation of the
                  provisions of Section 4.6.

For the avoidance of doubt, trade indebtedness, the deferred purchase price of Property (including accounts payable arising in the ordinary course of business and all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property), Capital Leases and all other Debt other than Debt for borrowed money (whether or not secured by any Lien or Guaranteed by the Company) shall not be "Senior Debt" hereunder. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

         SENIOR DEBT BLOCKAGE PERIOD - Section 7.3(c).

         SENIOR DEBT EVENT OF DEFAULT - Section 7.3(c).

         SENIOR DEBT EVENT OF DEFAULT NOTICE - Section 7.3(c).

         SENIOR FINANCIAL OFFICER - means any one of the chief financial officer, the treasurer, the controller and the principal accounting officer of the Company.

         SENIOR OFFICER - means any one of the chairman of the Board of Directors, the chief executive officer, the chief operating officer and the president of the Company.



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

         SENIOR REFINANCING - means a refinancing in full of all Debt in respect of the Senior Credit Agreement, as amended, and the full, final and indefeasible payment and satisfaction of all obligations of the Company, Finance, the Parent or any Subsidiary thereunder. To the extent that the Debt in respect of the Senior Credit Agreement is repaid or otherwise replaced with the proceeds of the incurrence of any new Senior Debt, such Senior Debt:

                  (a) shall be provided by, or shall be provided by a syndicate of banks led by, a top thirty leveraged loan arranger (according to the Loan Pricing Corporation);

                  (b) shall bear interest at a rate which does not exceed the sum of:

                           (i) one percent (1%); PLUS

                           (ii) the pricing accorded Debt with a weighted
                  average life to maturity equal to that of such new Senior Debt of a borrower with a senior unsecured debt rating of "B," as specified in the then-current U.S. Leveraged Loan Pricing Grid (at http://www.loanpricing.com) of the Loan Pricing Corporation; and

                  (c) shall not require the Company to pay fees in connection therewith which exceed the sum of:

                           (i) one percent (1%) of the aggregate principal
                  amount thereof; PLUS

                           (ii) the fees accorded Debt with a weighted average
                  life to maturity equal to that of such new Senior Debt of a borrower with a senior unsecured debt rating of "B," as specified in the then-current U.S. Leveraged Loan Fee Grid (at http://www.loanpricing.com) of the Loan Pricing Corporation

         SENIOR SECURED FUNDED DEBT - means, with respect to any Persons at any time, all Funded Debt of such Persons which both:

                  (a) meets the definition of "Senior Debt;" and

                  (b) is secured by any Lien.

         SERIAL PUT AGREEMENT - means (i) the Serial Put Agreement, entered into as of September 22, 1997, among the Parent, Doug Zadow and Terry Bastian., and
(ii) the Serial Put Agreement entered into as of January 27, 2000 among the Parent, Gregory R. Robinson, Beth Anne Robinson and Brian K. Robinson.

         SERIES IV WARRANTS - means the Parent's series IV common stock purchase warrants.

         SHARE PURCHASE RIGHTS - means the preferred share purchase rights issued pursuant to the Share Purchase Rights Agreement.



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

         SHARE PURCHASE RIGHTS AGREEMENT - means the Rights Agreement, dated as of October 23, 1998, between the Parent and American Stock Transfer & Trust Company, as Rights Agent, as amended and modified from time to time in accordance with its terms.

         SUBORDINATED DEBT - means the principal amount of the Debt evidenced by the Notes, together with any interest (including any interest accruing after the commencement of any Insolvency Proceeding and any interest that would have accrued but for the commencement of any Insolvency Proceeding, whether or not such interest is allowed as an enforceable claim in such Insolvency Proceeding), and Compensation Amount and other premium and other amount (including any fee or expense) due thereon or payable, if any, with respect thereto, including any such amounts payable by any Obligor pursuant to the Affiliate Guaranty and any indemnity obligation of the Company or any Subsidiary and any claim of any holder of any Note for fraud, recission or the like.

         SUBSIDIARY - means, at any time, each corporation, association, limited liability company or other business entity which qualifies as a subsidiary of the Company that is properly included in a consolidated financial statement of the Company and its subsidiaries in accordance with GAAP at such time.

         SUBSIDIARY STOCK - Section 4.9(b).

         SUCCESSOR CORPORATION - Section 4.8(a).

         TERM LOAN FACILITY - means and includes each term loan or other non-revolving loan under a Senior Credit Facility providing for a borrowing of money in an a specified amount or amounts at one or more specified times, which loans are required to be repaid at one or more times and which may not be reborrowed from time to time.

         TOTAL FUNDED DEBT - means, with respect to any Persons, at any time, all Funded Debt of such Persons at such time.

         TRANSFERS - means and includes, with respect to any Property, any sales, leases, transfers or other dispositions of such Property; the term "TRANSFER," when used as a verb with respect to any Property, means to sell, lease as lessor, transfer or otherwise dispose of such Property; and the term "TRANSFERRED" has a correlative meaning.

         VALUATION AGENT - means a firm of independent certified public accountants, an investment banking firm or a securities rating service (which firm or service shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, the Parent) of recognized national standing retained by the Company and reasonably acceptable to the Required Holders.

         VOTING STOCK - means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and, in the case of the Parent, shall include the Parent Common Stock and in the case of the Company shall include the Company Common Stock.




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

         WEIGHTED AVERAGE LIFE TO MATURITY - means, with respect to any Debt at any time, the number of years obtained by dividing the then Remaining Dollar-Years of such Debt by the then-outstanding principal amount of such Debt.

For purposes of this definition:

         REMAINING DOLLAR-YEARS - means the result obtained by:

                  (a) MULTIPLYING, in the case of each then remaining scheduled payment of principal payable in respect of such Debt:

                           (i) an amount equal to such scheduled payment of
                  principal; by

                           (ii) the number of years (calculated to the nearest
                  one-twelfth) that will elapse between the date of determination and the date such payment is due; and

                  (b) calculating the sum of each of the products obtained in the preceding subsection (a).

         WHOLLY-OWNED SUBSIDIARY - means, at any time, any Subsidiary one hundred percent (100%) of all of the Capital Stock (except directors' qualifying shares), Voting Stock and Rights of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

         8.2. ACCOUNTING PRINCIPLES.

                  (a) GENERALLY. Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP, provided that if there are any changes in GAAP after the Closing Date, the financial reporting required by Sections 5.1(a), 5.1(b) and 5.1(c) shall be produced both under GAAP as then in effect and also under GAAP as in effect on the Closing Date. Determination of compliance with the covenants contained in Section 4 and related definitions shall be made in accordance with GAAP as in effect on the Closing Date.

                  (b) CONSOLIDATION. Whenever accounting amounts of a group of Persons are to be determined "on a consolidated basis" it shall mean that, as to balance sheet amounts to be determined as of a specific time, the amount that would appear on a consolidated balance sheet of such Persons prepared as of such time, and as to income statement amounts to be determined for a specific period, the amount that would appear on a consolidated income statement of such Persons prepared in respect of such period, in each case with all transactions among such Persons eliminated, and prepared in accordance with GAAP except as otherwise required hereby.

                  (c) CURRENCY. With respect to any determination, consolidation or accounting computation required hereby, any amounts not denominated in the currency in which this Agreement specifies shall be converted to such currency in



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

         accordance with the requirements of GAAP (as such requirements relate to such determination, consolidation or computation) and, if no such requirements shall exist, converted to such currency in accordance with normal banking procedures, at the closing rate as reported in THE WALL STREET JOURNAL published most recently as of the date of such determination, consolidation or computation or, if no such quotation shall then be available, as quoted on such date by any bank or trust company reasonably acceptable to the Required Holders.

         8.3. DIRECTLY OR INDIRECTLY.

         Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         8.4. SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

                  (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

                  (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         8.5. GOVERNING LAW.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. IN ADDITION, THE PARTIES HERETO SELECT, TO THE EXTENT THEY MAY LAWFULLY DO SO, THE INTERNAL LAWS OF THE STATE OF NEW YORK AS THE APPLICABLE INTEREST LAW.

         8.6. GENERAL INTEREST PROVISIONS.

                  (a) INTEREST IN RESPECT OF THE NOTES. It is the intention of the Company and the Purchasers to conform strictly to the Applicable Interest Law. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement or in the Notes, the aggregate of all interest, and any other charges or consideration constituting interest under the Applicable Interest Law that is taken, reserved, contracted for, charged or received pursuant to this Agreement or the Notes shall under no circumstances exceed the maximum amount of interest allowed by the Applicable Interest Law. If any such excess interest is ever charged, received or collected on account of or relating to this Agreement and the Notes (including any charge or amount which is not denominated as "interest" but is legally deemed to be interest under Applicable Interest Law), then in such event:

                           (i) the provisions of this Section 8.6 shall govern
                  and control;

                           (ii) the Company shall not be obligated to pay the
                  amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Applicable Interest Law;

                           (iii) any excess shall be deemed a mistake and
                  cancelled automatically and, if theretofore paid, shall be credited to the principal amount of the Notes by the holders thereof, and if the principal balance of the Notes is paid in full, any remaining excess shall be forthwith paid to the Company; and

                           (iv) the effective rate of interest shall be
                  automatically subject to reduction to the Maximum Legal Rate of Interest.

         If at any time thereafter, the Maximum Legal Rate of Interest is increased, then, to the extent that it shall be permissible under the Applicable Interest Law, the Company shall forthwith pay to the holders of the Notes, on a PRO RATA basis, all amounts of such excess interest that the holders of the Notes would have been entitled to receive pursuant to the terms of this Agreement and the Notes had such increased Maximum Legal Rate of Interest been in effect at all times when such excess interest accrued. To the extent permitted by the Applicable Interest Law, all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the indebtedness evidenced thereby shall be amortized, prorated, allocated and spread throughout the full term of the Notes.

                  (b) EFFECT OF ISSUANCE OF NOTES TOGETHER WITH COMMON SHARES. The Company and the Purchasers agree, to the extent permitted by the Applicable Interest Law, that, for purposes of computing the interest in respect of the Notes under the Applicable Interest Law:

                           (i) the aggregate purchase price of the Notes shall
                  equal the difference of:

                                    (A) the initial aggregate principal amount
                           of the Notes; and

                                    (B) the amount of original issue discount
                           attributable to the Notes in respect of the issuance of the Common Shares together with the Notes;





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
                           (ii) the amount of original issue discount
                  attributable to the Notes in respect of the issuance of the Common Shares shall be deemed to be the purchase price of the Common Shares;

                           (iii) the Common Shares and the Notes shall be deemed
                  to have been separately issued for the respective purchase prices set forth above; and

                           (iv) no portion of the return, if any, to the holders
                  of the Common Shares in respect of their investment therein shall be deemed to be interest in respect of the Notes.

9. MISCELLANEOUS

         9.1. COMMUNICATIONS.

                  (a) METHOD; ADDRESS. All communications hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 2, or at such other address of which the Company shall have notified each holder of Notes. Communications to the holders of the Notes shall be addressed as set forth on Annex 1 by such holder, or at such other address of which such holder shall have notified the Company (and the Company shall record such address in the register for the registration and transfer of Notes maintained pursuant to Section 2.1).

                  (b) WHEN GIVEN. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

                  (c) SERVICE OF PROCESS. Notwithstanding the foregoing provisions of this Section 9.1, service of process in any suit, action or proceeding arising out of or relating to this agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 9.7(c).

         9.2. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by the Company or any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company or such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 9.2 shall prohibit the Company or any holder of Notes from contesting the accuracy or validity of any such reproduction.

         9.3. SURVIVAL; ENTIRE AGREEMENT.

         All warranties, representations, certifications and covenants contained herein, in the Securities Purchase Agreement or in any certificate or other instrument delivered hereunder shall be considered to have been relied upon by the other parties hereto and shall survive the delivery to you of the Notes regardless of any investigation made by or on behalf of any party hereto. All statements in any certificate or other instrument delivered pursuant to the terms hereof or of the Securities Purchase Agreement shall constitute warranties and representations hereunder. All obligations hereunder (other than payment of the Notes, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees) shall survive the payment of the Notes and the termination hereof. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding among the Company and the Purchasers, and supersede all prior agreements and understandings, relating to the subject matter hereof.

         9.4. SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder shall have been made by any holder. Anything contained in this Section 9.4 notwithstanding, the Company may not assign any of its respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all holders of Notes. For purposes of the avoidance of doubt, any holder of a Note shall be permitted to pledge or otherwise grant a Lien in and to such Note (including, without limitation, pledging such Note to a trustee for the benefit of certain secured noteholders pursuant to documents relating to the financing of such holder or to one or more banks or other institutions providing financing in connection with the purchase by such holder of such Note); PROVIDED, HOWEVER, that any such pledgee or holder of a Lien shall not be considered a holder hereunder until it shall have foreclosed upon such Note in accordance with applicable law and informed the Company, in writing, of the same.

         9.5. AMENDMENT AND WAIVER.

                  (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; PROVIDED, HOWEVER, that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by any Obligor or any Affiliate) at the time outstanding;

                           (i) change the amount or time of any prepayment or
                  payment of principal or Compensation Amount or the rate or time of payment of interest, except as provided in the SBIC Side Letter;

                           (ii) without the consent of the holders of the Senior
                  Debt, amend or waive the provisions of Section 6.1, Section 6.2, Section 6.3 or Section 7, or amend or waive any defined term to the extent used therein;

                           (iii) amend or waive the definition of "Required
                  Holders;" or

                           (iv) amend or waive this Section 9.5 or amend or
                  waive any defined term to the extent used herein.

         The holder of any Note may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specification such holder shall be deemed to have executed such written consent only with respect to the portion of the Notes so specified.

         No amendment, supplement or modification of the provisions of Section 7, or any defined term to the extent used therein, shall be effective as to any holder of Senior Debt who has not consented to such amendment, supplement or modification.

                  (b) SOLICITATION OF NOTEHOLDERS.

                           (i) SOLICITATION. Each holder of the Notes
                  (irrespective of the amount of Notes then owned by it) shall be provided by the Company with all material information provided by the Company to any other holder of Notes with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 9.5 shall be delivered by the Company to each holder of outstanding Notes within five (5) Business Days following the date on which such amendment or waiver becomes effective.

                           (ii) PAYMENT. No Obligor or Affiliate shall, directly
                  or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

                           (iii) SCOPE OF CONSENT. Any amendment or waiver made
                  pursuant to this Section 9.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to any Obligor or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

                  (c) BINDING EFFECT. Except as provided in Section 9.5(b)(iii), any amendment or waiver consented to as provided in this Section 9.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

         9.6. EXPENSES.

                  (a) AMENDMENTS AND WAIVERS. The Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Agreement or any other Financing Document (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

                  (b) RESTRUCTURING AND WORKOUT, INSPECTIONS. At any time when the Company and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the reasonable fees of professional advisors) incurred by the holders of the Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes, including, without limitation, in connection with inspections made pursuant to Section 5.4; PROVIDED, HOWEVER, that at all other times inspections will be at the expense of the inspecting holder of Notes.

                  (c) COLLECTION. If the Company shall fail to pay when due any principal of, or Compensation Amount or interest on, any Note, the Company shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Note.

         9.7. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC.

                  (a) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF,

         UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

                  (b) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.





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                  (d) OTHER FORUMS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO
         LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

         9.8. INDEMNIFICATION OF EACH HOLDER.

         From and at all times after the date of this Agreement, and in addition to all other rights and Remedies against the Company, the Company agrees to indemnify and hold harmless each holder of Notes and each of its directors, officers, partners, employees, agents, investment advisors and affiliates (collectively, the "INDEMNIFIED PARTIES") against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against any such Indemnified Party, from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Financing Documents or any transactions contemplated herein or therein, or any of the transactions contemplated hereunder (collectively, "PROCEEDINGS"), whether or not such Indemnified Party is a party to or target of any such Proceeding; PROVIDED, HOWEVER, that no Indemnified Party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such Indemnified Party or breach by such Indemnified Party of its own obligations under this Agreement. All of the foregoing losses, damages, costs and expenses shall be payable as and when incurred upon the demand of each holder. Without limiting the generality of the foregoing, each such indemnified Person shall be entitled to collect, and the Company shall be obligated to advance to each such Person, to the fullest extent permitted by applicable law, all expenses (including, without limitation, reasonable fees and disbursements of counsel) attendant to defending against any such claims (whether valid or not), losses, damages, liabilities, costs and expenses when and as incurred, regardless of whether any judicial determination of entitlement to such indemnity has been made, until or unless a final judicial determination that such Indemnified Party is not entitled to such indemnity, in which case, such Indemnified Party shall promptly repay to the Company, with interest at the applicable statutory rate applicable to judgments in the relevant jurisdiction, all amounts so advanced by the Company. The obligations of the Company and the rights under this Section 9.8 of each holder of Notes shall survive the termination of this Agreement and the payment of the Notes.

         If any Proceeding shall be brought or asserted or threatened to be brought or asserted against an Indemnified Party in respect of which indemnity may be sought from the Company hereunder, such Indemnified Party shall promptly notify the Company in writing, and the Company may, in its sole discretion, promptly upon receipt of such notice, assume the defense thereof, including the employment of counsel (who may be counsel for the Company) reasonably satisfactory to such Indemnified Party and the payment of all expenses therefor. If the Company elects to assume the defense of any such Proceeding, the Indemnified Party shall have the right, in its sole discretion, to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless:

                  (a) the Company has agreed to pay such fees and expenses;

                  (b) the Company shall have elected not to assume the defense of such Proceeding or shall have failed to promptly assume the defense of Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Part in any such Proceeding; or

                  (c) the named parties to any such Proceeding (including any impleded parties) include both such Indemnified Party and the Company and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company (in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such Proceeding on behalf of such Indemnified Party, it being understood, however, that the Company shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses or more than one separate firm of attorneys at any time for such Indemnified Party and any other Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties).

         The Company shall not be liable for any settlement of any Proceeding by an Indemnified Party effected without the Company's written consent (which consent shall not be unreasonably withheld). In addition, the Indemnified Party shall cooperate with the Company and their representatives in connection with the defense or investigation of any claim or other matter for which indemnification is sought, as reasonably requested by the Company.

         9.9. EXECUTION IN COUNTERPART.

         This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.



      [Remainder of page intentionally blank. Next page is signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                   QUESTRON OPERATING COMPANY, INC.



                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:


                                   ALBION ALLIANCE MEZZANINE FUND II, L.P.
                                   By:  AA MEZZ II GP, LLC, its General Partner
                                   By:  Albion Alliance LLC, its Sole Member



                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:


                                   IBJ WHITEHALL BANK & TRUST COMPANY



                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:


                                   EXETER CAPITAL PARTNERS IV, L.P.
                                   By:  Exeter IV Advisors, L.P.
                                   By:  Exeter IV Advisors, Inc.



                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                     ANNEX 1

                  ADDRESSES OF PURCHASERS; PAYMENT INSTRUCTIONS



Purchaser Name                         Albion Alliance Mezzanine Fund II, L.P.
--------------                         ---------------------------------------

Name in Which Note is Registered       ALBION ALLIANCE MEZZANINE FUND II, L.P.

Note Registration Number; Principal    S-1; $10,000,000
Amount of Note

Purchase Price of Notes                $9,357,143.50

Payments on Account of Note

         Method                        Federal Funds Wire Transfer

         Account Information           FOR TRANSACTION FEES:
                                       --------------------
                                       Albion Alliance LLC
                                       IBJ Schroder Bank & Trust Co.
                                       ABA # 026-007-825
                                       A/C 01098103

                                       FOR INTEREST AND PRINCIPAL PAYMENTS:
                                       -----------------------------------
                                       Albion Alliance Mezzanine Fund II, L.P.
                                       Chase Manhattan Bank
                                       1221 Avenue of the Americas
                                       New York, NY
                                       ABA # 021-000-021
                                       Acct. # 323-216528
                                       Re:  (See "Accompanying Information"
                                            below)

Accompanying Information               Name of Company:  Questron Operating
                                                         Company, Inc.
                                       Description of
                                       Security:         14.5% Series B Senior
                                                         Subordinated Notes
                                                         due June 30, 2005

                                       PPN:              74837# AB 6

                                       Due Date and Application (as among
                                       principal, Make-Whole Amount and
                                       interest) of the payment being made:

Address for Notices Related to         Alliance Capital Management LP
Payments                               500 Plaza Drive
                                       Secaucus, New Jersey 07094
                                       Attn:    Ms. Laura Milin, 6th Floor

Address for All Other Notices          Albion Alliance LLC
                                       1345 Avenue of Americas
                                       New York, New York 10105
                                       Attn:    Mr. James R. Wilson





                                   Annex 1-1

Purchaser Name                    Albion Alliance Mezzanine Fund II, L.P.
--------------                    ---------------------------------------

Other Instructions                ALBION ALLIANCE MEZZANINE FUND II, L.P.
                                  By:  AA MEZZ II GP, LLC, its General Partner
                                  By: Albion Alliance LLC , its Sole Member



                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

Instructions re Delivery of Note  Equitable Life Assurance Society of the U.S.
                                  1290 Avenue of the Americas
                                  12th Floor
                                  New York, New York  10104
                                  Attn:    Ms. Lynda Scales

Tax Identification Number         06-1556321





                                   Annex 1-2

Purchaser Name                         IBJ Whitehall Bank & TRUST COMPANY
--------------                         ----------------------------------

Name in Which Note is Registered       IBJ WHITEHALL BANK & TRUST COMPANY

Note Registration Number; Principal    S-2; $4,000,000
Amount of Note

Purchase Price of Notes                $3,742,856.50

Payments on Account of Note

         Method                        Federal Funds Wire Transfer

         Account Information           IBJ Whitehall Bank & Trust Company

                                       ABA No. 026-007-825
                                       Attn:    Commercial Loan Department
                                                William Reyes

Accompanying Information               Name of Company:  Questron Operating
                                                         Company, Inc.
                                       Description of
                                       Security:         14.5% Series B Senior
                                                         Subordinated Notes
                                                         due June 30, 2005

                                       PPN:              74837# AB 6

                                       Due Date and Application (as among
                                       principal, Make-Whole Amount and
                                       interest) of the payment being made:

Address for Notices Related to         IBJ Whitehall Bank & Trust Company
Payments                               One State Street, 8th Floor

                                       New York, NY 10004
                                       Attn: Frank Delillo
                                       Tel:     212-858-2768

Address for All Other Notices          IBJ Whitehall Bank & Trust Company
                                       One State Street, 8th Floor
                                       New York, NY 10004
                                       Attn:    Jean-Louis Pernin
                                       Tel:     212-858-2844
                                       Attn:    Andrew Kripke
                                       Tel:     212-858-2217

Other Instructions:                    IBJ WHITEHALL BANK & TRUST COMPANY


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

Instructions re Delivery of            IBJ Whitehall Bank & Trust Company
Securities                             One State Street, 8th Floor

                                       New York, NY 10004
                                       Attn:    Jean-Louis Pernin
                                       Tel:     212-858-2844
                                       Attn:    Andrew Kripke
                                       Tel:     212-858-2217

Tax Identification Number              135375195



                                   Annex 1-3

Purchaser Name                         Exeter Capital Partners IV, L.P.
--------------                         --------------------------------

Name in Which Note is Registered       Exeter Capital Partners IV, L.P.

Note Registration Number; Principal    S-3; $3,500,000
Amount of Note

Purchase Price of Notes                $3,275,000.00

Payments on Account of Note

         Method                        Federal Funds Wire Transfer

         Account Information           FOR TRANSACTION FEES:
                                       --------------------
                                       Chase Manhattan Bank
                                       60 E. 42nd Street
                                       New York, NY 10165
                                       ABA # 021-000-021
                                       Acct. # 6645-000-54065
                                       Acct. Name: Exeter Venture Management
                                       Corporation

                                       FOR INTEREST AND PRINCIPAL PAYMENTS:
                                       ----------------------------------
                                       Chase Manhattan Bank
                                       401 Madison Avenue
                                       New York, NY  10017
                                       ABA # 021-000-021
                                       Acct. # 13-409-0025-865
                                       Acct. Name: Exeter Capital Partners
                                             IV, L.P.

Accompanying Information               Name of Company:  Questron Operating
                                                         Company, Inc.
                                       Description of
                                       Security:         14.5% Series B Senior
                                                         Subordinated Notes
                                                         due June 30, 2005

                                       PPN:              74837# AB 6

                                       Due Date and Application (as among
                                       principal, Make-Whole Amount and
                                       interest) of the payment being made:

Address for All Other Notices          Exeter Capital Partners IV, LP
                                       10 E. 53rd St.
                                       New York, NY  10022
                                       Attn: Mr. Keith Fox

Other Instructions:                    Exeter Capital Partners IV, L.P.
                                       By:  Exeter IV Advisors, L.P.
                                       By:  Exeter IV Advisors, Inc.

                                       By:
                                          --------------------------------------
                                       Name:  Keith R. Fox
                                       Title: President




                                   Annex 1-4

Purchaser Name                         Exeter Capital Partners IV, L.P.
--------------                         --------------------------------

Instructions re Delivery of            Exeter Capital Partners IV, LP
Securities                             10 E. 53rd St.
                                       New York, NY  10022
                                       Attn: Mr. Keith Fox

Tax Identification Number              13-3967549







                                   Annex 1-5

                                     ANNEX 2

                               ADDRESS OF COMPANY

Questron Operating Company, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

Telephone:  561-241-5251
Facsimile:  561-241-2866

Attn:    Dominic Polimeni
         Chairman & CEO

Attn:    Robert Gubitosi
         President & CFO






                                   Annex 2-1

                                                                    ATTACHMENT A

                                 [FORM OF NOTE]

          THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS
          NOTE ARE SUBORDINATED TO THE PAYMENT OF SENIOR DEBT AND THE
             RIGHTS OF THE HOLDERS OF SENIOR DEBT UPON THE TERMS OF
         SUBORDINATION SET FORTH IN THE NOTE AGREEMENT (DEFINED BELOW).

                        QUESTRON OPERATING COMPANY, INC.

           14.50% SERIES B SENIOR SUBORDINATED NOTE DUE JUNE 30, 2005

No. S-___                                                   PPN: _____________
$_______                                                      _________ __, 20__

         QUESTRON OPERATING COMPANY, INC. (together with its successors, the "Company"), a Delaware corporation, for value received, hereby promises to pay to ______ or registered assigns the principal sum of ______ DOLLARS ($______) on June 30, 2005, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of fourteen and fifty one-hundreds percent (14.50%) PER ANNUM, in arrears, quarterly on each September 30, December 31, March 31 and June 30 of each year, commencing on the later of December 31, 2000 and the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue partial payment of principal and principal payable at the maturity hereof) and Compensation Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period), at a rate PER ANNUM equal to the lesser of (a) the highest rate allowed by applicable law and (b) the greater of (i) sixteen and fifty one-hundredths percent (16.50%), and (ii) two percent (2%) over the rate of interest publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York, New York as its "base" or "prime" rate. The Company may pay a portion of such scheduled interest payments by adding it to the outstanding principal amount of this Note, in lieu of paying such interest in cash, all as further provided in Section 1.1 of the Note Agreement (defined below).

         Payments of principal, Compensation Amount, if any, interest and all other amounts due in respect hereof shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Agreement (defined below).

         This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Seventeen Million Five Hundred Thousand Dollars ($17,500,000) pursuant to the Note Agreement (as may be amended, restated or otherwise modified from time to time, the "NOTE AGREEMENT"), dated as of November 9, 2000, among the Company and the purchasers listed on Annex 1 thereto. The holder of this Note is entitled to the benefits of the Note Agreement. This Note is subject to the terms of the Note



                                 Attachment A-1

Agreement, and such terms are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings specified in the Note Agreement.

         As provided in the Note Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Compensation Amount and in other cases with a Compensation Amount, on the terms and subject to the conditions set forth in the Note Agreement. The holder of this Note, on the terms and subject to the conditions set forth in the Note Agreement, may elect to have the Company prepay the entire principal amount of this Note (together with any applicable Change in Control Compensation Amount) in connection with a Change of Control. All of the principal of this Note (together with any applicable Compensation Amount) may, under certain circumstances, be declared due and payable in the manner and with the effect provided in the Note Agreement.

         The holder of this Note is hereby authorized by the Company to record (in good faith) in its manual or data processing records, and/or on Schedule A annexed to this Note, the date and amount of each addition of capitalized interest to principal, and the date and amount of each repayment of such principal and each payment of interest on account of such outstanding principal. In the absence of manifest error, such records and Schedule shall be conclusive as to the outstanding principal amount of this Note and the payment of interest accrued hereunder; PROVIDED, that the failure to make any such record entry with respect to any addition of capitalized interest to principal or any payment of principal or interest shall not limit or otherwise affect the obligations of the Company under this Note.

         This Note is a registered Note and is transferable only by surrender at the principal office of the Company as specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         The obligations evidenced by this Note are subordinated to the Senior Debt on the terms provided in the Note Agreement.

         THIS NOTE AND THE NOTE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                                     QUESTRON OPERATING COMPANY, INC.



                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:



                                 Attachment A-2

                          SCHEDULE A TO NOTE NO. S-___



Date of Cash Interest Payment or                                            Amount of
Principal Addition or                Original         Amount of             Interest               Amount of       Aggregate
Payment/Initials of Person Making    Balance of       Interest              Added to               Principal       Unpaid Balance
Entry                                Principal        Paid in Cash          Principal              Prepaid         of Principal
---------------------------------    -----------      -------------         ----------             ---------       ---------------

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
                                 Attachment A-3